As filed with the Securities and Exchange Commission on February 12, 2025

Registration No. 333-282737

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________

Amendment No. 4 to

FORM S-1/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

____________________________________

Elite Performance Holding Corp.
(Exact name of registrant as specified in its charter)

  ____________________________________

Nevada	2080	82-5034226
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3301 NE 1st Ave Suite M704

Miami, FL 33137

(844) 426-2958

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________________

(Names, address, including zip code, and telephone number, including area code, of agent for service)

____________________________________

Copies to:

Matheau J. W. Stout, Esq. 1340 Smith Avenue, Suite 200 Baltimore, Maryland 21209 (410) 429-7076	Arthur Marcus, Esq. Sichenzia Ross Ference Carmel LLP. 1185 Avenue of the Americas New York, New York 10036 (212) 930-9700

____________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains one form of prospectus to be used in connection with the public offering of 1,625,000 shares of common stock through the underwriters named herein (the “Prospectus”)

The Company is registering shares of common stock in connection with an initial public offering of 1,625,000 shares of common stock through the underwriter.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	February 12, 2025

1,625,000 shares of Common Stock

Elite Performance Holding Corp.

 ____________________________________

We are offering 1,625,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”), at an assumed public offering price of $4.00.

We have one class of Common Stock. Each share of Common Stock is entitled to one vote. We have applied to list our Common Stock on Nasdaq under the symbol “BYLT”.  We believe that upon the completion of this offering, we will meet the standards for listing on Nasdaq.  The closing of this offering is contingent upon such listing.

As our stock is not yet quoted, and there is no current market price, the public offering price per share of Common Stock will be determined by us and the underwriters, at the time of pricing.

In connection with this offering, we will complete a 10-for-1 reverse split of our common stock immediately prior to the closing of this offering (the “Reverse Stock Split”). Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our historical financial statements and the notes thereto, a proposed reverse stock split of the outstanding common stock of the Company as of the date of this prospectus at an assumed 10-for-1 ratio to occur immediately following the time when the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission but prior to the closing of the offering. This reverse stock split will not occur prior to the effectiveness of this registration statement.

OUR CURRENT CHIEF EXECUTIVE OFFICER AND DIRECTOR, MR. JOEY FIRESTONE HAS SUFFICIENT VOTING POWER TO CONTROL THE VOTE ON SUBSTANTIALLY ALL CORPORATE MATTERS.

Joey Firestone, our Chief Executive Officer and director has sufficient voting power through his ownership of 10,000,000 Series A Preferred Stock with Super Voting Rights to control the vote on substantially all corporate matters. Accordingly, Mr. Firestone will be able to determine the composition of our Board of Directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of Directors, and will continue to have significant influence over our business. As a result of his ownership and position in the Company, Mr. Firestone is able to influence all matters requiring shareholder action, including significant corporate transactions.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 6 for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the U.S. Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to the public	$
Underwriting discounts and commissions(1)	$
Proceeds to us, before expenses	$

________________________

(1)

Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the public offering price payable to the underwriters. The registration statement, of which this prospectus is a part, also registers for sale warrants to purchase 3.0% shares of Common Stock of the aggregate number of shares sold in the offering to be issued to the representatives of the underwriter in connection with this offering. We have agreed to issue the warrants to the representatives of the underwriter as a portion of the underwriting compensation payable to the underwriters in connection with this offering. See “Underwriting” for a description of compensation payable to the underwriters.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and purchase all of the shares of Common Stock offered under this prospectus if any such shares are taken.

We have granted the underwriters an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of our shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discount and commissions, not including other offering expenses, will be $650,000, based on the assumed public offering price of $4.00 per share, and the total gross proceeds to us, before underwriting discounts, commissions and expenses, will be $5,850,000. Net proceeds will be delivered to us on the closing date.

As additional compensation for Underwriter’s services, the Company shall issue to Underwriters or its designees at the closing of the Offering (the “Closing”), and each closing of the Over-Allotment Option (if any), warrants (the “Underwriter’s Warrants”) to purchase that number of shares of common stock of the Company (“Common Stock”) equal to three percent (3.0%) of the aggregate number of shares of Common Stock sold in the Offering.

The underwriters expect to deliver the shares of Common Stock on or about ____, 2025.

D.Boral Capital, LLC and Craft Capital Management, LLC

____________________________________

The date of this prospectus is February [  ], 2025.

Please read this prospectus carefully. It describes our business, financial condition, results of operations and prospects, among other things. We are responsible for the information contained in this prospectus and in any free-writing prospectus we have authorized. Neither we nor the underwriter have authorized anyone to provide you with different information, and neither we nor the underwriter take responsibility for any other information others may give you. Neither we nor the underwriter are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Common Stock. You should not assume that the information contained in this prospectus is accurate as of any date other than its date.

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INDUSTRY AND MARKET DATA

We are responsible for the information contained in this prospectus. This prospectus includes industry data and forecasts that we obtained from industry publications and surveys as well as public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to our ranking, market position and market estimates are based on third-party forecasts, management’s estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources. While we believe that all such information contained in this prospectus is accurate and complete, nonetheless such data involve uncertainties and risks, including risks from errors, and is subject to change based on various factors, including those discussed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

✓

Sports Drinks market is projected to grow from USD 27.22 billion in 2021 to USD 36.35 billion in 2028 at a CAGR of 4.2% in the 2021-2028 period. North America dominated the sports drink market with a market share of 33.54% in 2020.

Source: https://www.fortunebusinessinsights.com/sports-drink-market-102083

✓

B.Y.L.T.® is also positioned in the US Sports and Performance Drink Market which According to Mintel, grew by 12.7% in 2023, reaching over $17.5 billion in retail sales and sustain steady growth, with forecasted prediction of reaching $27.5 billion by 2028.

Source: https://store.mintel.com/us/report/sports-and-performance-drinks-us-2024/

✓

According to Statista, 36% of individuals in the U.S. purchase a ready to drink sports drink 1 – 2 times a week, while 15% purchase one over 10 times a week.

Source: https://www.statista.com/topics/3051/sports-drinks/#topicOverview

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Documents by Reference,” before deciding to invest in our securities.

Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus filed with the Securities and Exchange Commission (the “SEC”). We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. The underwriter is offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States (“U.S.”): We and the underwriters have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the U.S.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, “we,” “us,” “our,” “EPH,” “the Company,”  and similar references refer to the operations of Elite Performance Holding Corp., a Nevada corporation.

Our Company

ON NOVEMBER 16, 2021, THE SEC ISSUED AN ORDER REVOKING THE REGSTRATION OF THE COMPANY’S SECURITIES PURSUANT TO SECTION 12(j) OF THE SECURITIES EXCHANGE ACT OF 1934 DUE TO DELINQUENT SEC PERIODIC REPORTS.

On November 16, 2021, under Release No. 93585, Administrative Proceeding 3-20532, the SEC issued an Order revoking the registration of the Company’s securities pursuant to Section 12(j) of the Securities Exchange Act of 1934 (the “Exchange Act”) for failure to file timely periodic unaudited and audited financial reports since the period ending December 31, 2019.  The Order was effective on November 17, 2021.  Subsequently, the Company completed the filing of its delinquent audited and unaudited SEC periodic reports, and on September 11, 2023, the Company filed a Form 8A-12g to again become subject to the reporting requirements of the Exchange Act, and as of today, the Company is current in its filing obligations.  It is imperative that the Company continue to file its periodic reports on a timely basis, as failure to do so would again subject the Company to revocation of its Exchange Act registration, the impact of which would negatively impact both the Company and its shareholders, as the Company’s securities would cease trading.  If the Company’s securities were to cease trading, this could cause the Company’s shareholders to lose their investments.

Overview

Company Overview

Elite Performance Holding Corporation (“EPH”) was formed on January 30, 2018 (inception) and is a holding company with anticipated holdings in companies centered on innovative and proprietary nutritional and dietary fitness enhancement products, that are in the sports performance, weight loss, nutritional, functional beverage and energy markets. The team is composed of highly experienced business, marketing and sales executives in the beverage and nutritional space, who are passionate about health and nutrition.

On February 2, 2018, the Company closed on a Stock Exchange Agreement (“SEA”) with Elite Beverage International Corp. (“Elite Beverage”). Pursuant to the SEA, we purchased all of Elite Beverage’s  100,000,000 common shares and 10,000,000 preferred shares, which gave the Company ownership of all of its assets and liabilities in exchange for 50,000,000 common shares and 10,000,000 preferred shares of the Company. Following the SEA, Elite Beverage is now a 100% wholly owned subsidiary of Elite Performance Holding Corp.

Elite Beverage was formed on November 29, 2017 (inception) and is currently producing a functional hydration beverage. B.Y.L.T.® (Beyond Your Limit Training) sports drink that combines the benefits of hydration, muscle repair, and recovery all-in-one refreshing beverage. Whether you are looking to achieve optimal performance on the baseball field, basketball court, soccer field, in the gym or any competitive sport, B.Y.L.T.® provides the competitive edge every athlete actively seeks. This unique product is designed with scientifically dosed key ingredients to bridge the gap between the current sports drinks filled with sugars that have serve no function, hydration beverages and dietary supplements, without the crash from sugars and jitters from caffeine which eventually leads to a decrease in performance for athletes. B.Y.L.T.® is designed to enhance performance and support the intense physical demand of athletes.

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This acquisition was accounted for as an acquisition by entities under common control due to the fact that both Elite Performance Holding Corp. and Elite Beverage were commonly held by Joey Firestone and Jon McKenzie. The ownership structure of the Company did not change as a result nor did any of its officer’s change positions.

The mission of Elite Performance Holding Corp. is to aggressively seek and acquire companies with niche products that are first to market and can be exploited in the $35 billion nutritional and sport beverage industries. The goal of EPH is to effectuate its unique business model through strategic branding and marketing, to aggressively scale companies to size, and operate them efficiently to maximize growth, revenue production and eventual net income. On February 2, 2018, a contribution and assignment agreement was executed by Joey Firestone and Jon McKenzie (collectively, the “Assignors”), and Elite Performance Holding Corp., a Nevada corporation (the “Assignee”). Whereas Firestone and McKenzie were the owners of 50,000,000 shares of common stock, $0.0001 par value, for a total of 100,000,000 shares of common stock (collectively, the “Shares”) of Elite Beverage, which shares represented all authorized, issued and outstanding shares of the Company.

Joey Firestone, our Chief Executive Officer and director has sufficient voting power through his ownership of 10,000,000 Series A Preferred Stock with Super Voting Rights to control the vote on substantially all corporate matters. Accordingly, Mr. Firestone will be able to determine the composition of our Board of Directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of Directors, and will continue to have significant influence over our business. As a result of his ownership and position in the Company, Mr. Firestone is able to influence all matters requiring shareholder action, including significant corporate transactions.

Our Products and Services

Elite Beverage will offer a functional hydration beverage called B.Y.L.T.® (acronym for Beyond Your Limit Training). B.Y.L.T.® was created to change the way you supplement your training to help you reach your goals faster and outpower and outlast your competitors during any type of physical activity, especially the most grueling ones. With patented SmartCarb® technology it is designed to boost endurance, maintain proper glucose levels during training, and enhance recovery.

Corporate Information

Our principal executive offices are located at 3301 NE 1st Ave Suite M704, Miami, FL 33137, and our telephone number is (844) 426-2958. We maintain a website at http://www.drinkBYLT.com and https://www.eliteperformanceholdings.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

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THE OFFERING

Shares of Common Stock being offered by us:

1,625,000 shares, based on the sale of our Common Stock at an assumed public offering price of $4.00 per share of Common Stock, (or 1,868,750 shares if the underwriters exercise the over-allotment option in full).

Shares of Common Stock outstanding immediately prior to this offering:	10,908,127 shares of Common Stock

Shares of Common Stock outstanding immediately after this offering:(1)	12,533,127 shares of Common Stock (or 12,776,877 shares if the underwriters exercise the over-allotment option in full).

Over-allotment option:

We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the shares sold in the offering (243,750 additional shares) at the public offering price, less the underwriting discounts and commissions.

Representative’s warrant:

As additional compensation for Underwriter’s services, the Company shall issue to Underwriters or its designees at the closing of the Offering (the “Closing”), and each closing of the Over-Allotment Option (if any), warrants (the “Underwriter’s Warrants”) to purchase that number of shares of common stock of the Company (“Common Stock”) equal to three percent (3.0%) of the aggregate number of shares of Common Stock sold in the Offering. The Underwriter’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and a half-year period commencing six (6) months from the effective date of the Offering, at a price per share equal to 100.0% of the public offering price per Security. The Underwriter’s Warrants will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) and future issuance of Common Stock or Common Stock equivalents at prices (or with exercise and/or conversion prices) below the Offering price as permitted under FINRA Rule 5110(f)(2)(G).

Use of proceeds:

We expect to receive net proceeds of approximately $5,850,000 from this offering (or approximately $6,619,500 if the underwriters exercise the over-allotment option in full) and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We plan to use the net proceeds of this offering for acquisitions, marketing, working capital, and as compensation for certain executive officers. See “Use of Proceeds” for more information on the use of proceeds.

Risk factors:

Investing in our Common Stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 6 before deciding to invest in our Common Stock.

NASDAQ Capital Market symbol:

We have applied to list our Common Stock on Nasdaq under the symbol “BYLT”.  We believe that upon the completion of this offering, we will meet the standards for listing on Nasdaq.  The closing of this offering is contingent upon such listing.

Reverse Stock Split

On September 3, 2024, we obtained approval of our Board of Directors and shareholders holding a majority of the voting power of our issued and outstanding voting capital stock to conduct a reverse stock split in a ratio of 10-for-1. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our historical financial statements and the notes thereto, the proposed reverse stock split of the outstanding common stock of the Company as of the date of this prospectus at an assumed 10-for-1 ratio to occur immediately following the time when the Registration Statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission but prior to the listing of our Common Stock in the market and the closing of the offering. The Reverse Stock Split will not occur prior to the effectiveness of this Registration Statement.

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_____________________________

(1)

The number of shares of our Common Stock to be outstanding after this offering is based on 10,908,127 (109,081,270  prior to the Reverse Stock Split) shares of our Common Stock outstanding as of September 30, 2024. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus:

●

give pro forma effect to the Reverse Stock Split of our outstanding shares of Common Stock, options and warrants and the corresponding adjustment of all Common Stock price per share and stock option and warrant exercise price data, except for the financial statements and the notes thereto;

●	assumes the shares of Common Stock are offered at $4.00 per share;

●	assumes no exercise of the warrants issued to the Representatives of the underwriters;

●	assumes no conversion of convertible notes of $821,000 which convert to 2,104,380 (21,043,804 prior to the Reverse Stock Split) common shares;

●	assumes no conversion of convertible preferred share totaling 10,000,000 shares which convert to 20,000,000 (200,000,000 prior to the Reverse Stock Split) common shares and,

●	Unless otherwise indicated, this prospectus reflects and assumes no exercise by the underwriters of their over-allotment option.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our summary financial data as of and for the nine months ended September 30, 2024 and 2023 are derived from our unaudited interim financial statements included elsewhere in this prospectus. Our summary financial data as of and for the fiscal years ended December 31, 2023, and December 31, 2022, are derived from our audited financial statements included elsewhere in this prospectus. All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP. The summary financial information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

	Year Ended	Year Ended	Nine Months Ended	Nine Months Ended
	December 31,	December 31,	September 30,	September 30,
	2023	2022	2024	2023
	(audited)	(audited)	(unaudited)	(unaudited)
Summary Statements of Operations Data
Revenue	$42,569	$90,588	$681	$40,141
Cost of goods sold	(155,804)	(126,586)	(5,560)	(43,476)
Gross profit	(113,235)	(35,998)	(4,879)	(3,335)
Total operating expenses	(1,198,545)	(2,607,834)	(912,075)	(1,030,421)
Loss from operations	(1,311,780)	(2,643,832)	(916,954)	(1,033,756)
Other income (expense):
Gain on debt forgiveness	-	6,000	-	-
Other income	12,673	-	4,945	10,188
Interest (expense)	(148,662)	(114,655)	(177,944)	(113,666)
Total other income (expense)	(135,989)	(114,655)	(172,999)	(103,478)
Net loss	$(1,447,769)	$(2,758,487)	$(1,089,953)	$(1,137,234)
Net loss per share	$(0.011)	$(0.024)	$(0.010)	$(0.010)
Weighted average number of shares	129,334,725	112,815,779	113,116,443	128,996,245

		Pro forma as adjusted(1)
	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2024	2024
	(unaudited)	(unaudited)
Summary Balance Sheet Data

Cash	$94	5,850,094
Inventory	25,761	25,761
Prepaid expenses	22,265	22,265
Property and equipment, net	30,257	30,257
Right of use asset	83,934	83,934
Total assets	$162,311	6,012,311

Total current liabilities	3,345,115	3,345,115
Total non-current liabilities	156,725	156,725
Total liabilities	$3,501,840	3,501,840

Total stockholders’ deficit	(3,339,529)	2,510,471

Total liabilities and stockholders’ deficit	$162,311	6,012,311

(1) The as adjusted balance sheet data gives effect to the issuance and sale of shares in this offering at an assumed offering price of $4.00 per share, as set forth on the cover of this prospectus, after deducting estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual public offering price and other terms of this offering determined at pricing.

SUMMARY OF RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our Common Stock. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements”.

ON NOVEMBER 16, 2021, THE SEC ISSUED AN ORDER REVOKING THE REGSTRATION OF THE COMPANY’S SECURITIES PURSUANT TO SECTION 12(j) OF THE SECURITIES EXCHANGE ACT OF 1934 DUE TO DELINQUENT SEC PERIODIC REPORTS.

On November 16, 2021, under Release No. 93585, Administrative Proceeding 3-20532, the SEC issued an Order revoking the registration of the Company’s securities pursuant to Section 12(j) of the Securities Exchange Act of 1934 (the “Exchange Act”) for failure to file timely periodic unaudited and audited financial reports since the period ending December 31, 2019.  The Order was effective on November 17, 2021.  Subsequently, the Company completed the filing of its delinquent audited and unaudited SEC periodic reports, and on September 11, 2023, the Company filed a Form 8A-12g to again become subject to the reporting requirements of the Exchange Act, and as of today, the Company is current in its filing obligations.  It is imperative that the Company continue to file its periodic reports on a timely basis, as failure to do so would again subject the Company to revocation of its Exchange Act registration, the impact of which would negatively impact both the Company and its shareholders, as the Company’s securities would cease trading.  If the Company’s securities were to cease trading, this could cause the Company’s shareholders to lose their investments.

Risks Related to Our Business and Industry

WE HAVE HAD LIMITED OPERATIONS, HAVE INCURRED LOSSES SINCE INCEPTION, HAVE LIMITED CASH TO SUSTAIN OUR OPERATIONS, AND WE NEED ADDITIONAL CAPITAL TO EXECUTE OUR BUSINESS PLAN AND RECEIVED A GOING CONCERN OPINION IN PRIOR PERIODS.

The Company has suffered recurring losses. As of December 31, 2023, the Company had limited cash on hand and approximately $820,000 in convertible debt and loans payable owed at December 31, 2023. At December 31, 2023, the Company also had a stockholders’ deficit of $2,966,360. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flows from operations.

Management plans to achieve profitability by increasing its business through retail distribution and expanding its online ecommerce presence. There can be no assurance that the Company can raise the required capital to support operations or increase sales to achieve profitable operations. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

A DECLINE IN DISCRETIONARY CONSUMER SPENDING MAY ADVERSELY AFFECT OUR INDUSTRY, OUR OPERATIONS, AND ULTIMATELY OUR PROFITABILITY.

Consumer products, such as sports drinks, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect the sports beverage or functional beverage industry more significantly than other industries. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

THERE IS A RISK ASSOCIATED WITH COVID-19

The Company’s operations were affected by the outbreak of the coronavirus disease (COVID-19) which in March 2020, was declared a pandemic by the World Health Organization. With news reports of recent COVID-19 cases, the ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment.

OUR OPERATING RESULTS MAY BE ADVERSELY IMPACTED BY WORLDWIDE POLITICAL AND ECONOMIC UNCERTAINTIES AND SPECIFIC CONDITIONS IN THE MARKETS WE ADDRESS.

In the recent past, general worldwide economic conditions have experienced a downturn due to slower economic activity, concerns about inflation, increased energy costs, decreased consumer confidence, and reduced corporate profits and capital spending, and adverse business conditions. Any continuation or worsening of the current global economic and financial conditions could materially adversely affect (i) our ability to raise, or the cost of, needed capital, (ii) demand for our current and future products and (iii) our ability to commercialize products. We cannot predict the timing, strength, or duration of any economic slowdown or subsequent economic recovery, worldwide, or in the display industry.

THE LOSS OF THE SERVICES OF OUR KEY EMPLOYEES, PARTICULARLY THE SERVICES RENDERED BY OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR, MR. JOEY FIRESTONE, COULD HARM OUR BUSINESS.

We believe our success will depend, to a significant extent, on the efforts and abilities of Joey Firestone, our Chief Executive Officer. If we lost Mr. Firestone, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we could find a satisfactory replacement for Mr. Firestone at all, or on terms that are not unduly expensive or burdensome.

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OUR FUTURE SUCCESS DEPENDS UPON, IN LARGE PART, OUR CONTINUING ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

If we grow and implement our business plan, we will need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent. These professionals are regularly recruited by other companies and may choose to change companies. Given our relatively small size compared to some of our competitors, the performance of our business may be more adversely affected than our competitors would be if we lose well-performing employees and are unable to attract new ones.

BECAUSE WE INTEND TO GROW BY ACQUISITIONS AND SUCH ACTIVITY INVOLVES A NUMBER OF RISKS, OUR BUSINESS MAY SUFFER.

We may consider acquisitions of assets or other business. Any acquisition or opening of another retail store or other operations involves a number of risks that could fail to meet our expectations and adversely affect our profitability. For example:

•	The acquired assets or business may not achieve expected results;

•	We may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating the acquired assets;

•	We may not be able to retain key personnel of an acquired business;

•	We may not be able to raise the required capital to expand;

•	Our management’s attention may be diverted; or

•	Our management may not be able to manage the acquired assets or combined entity effectively or to make acquisitions and grow our business internally at the same time.

If these problems arise, we may not realize the expected benefits of an acquisition.

BECAUSE WE DEPEND ON OUR ABILITY TO IDENTIFY AND RESPOND TO CONSUMER TRENDS, IF WE MISJUDGE THESE TRENDS, OUR ABILITY TO MAINTAIN AND GAIN MARKET SHARE WILL BE AFFECTED.

The beverage industry is subject to rapidly changing consumer trends and shifting consumer demands. Accordingly, our success may depend on the priority that our target customers place on fashion and our ability to anticipate, identify, and capitalize upon emerging consumer trends. If we misjudge consumer trends or are unable to adjust our products in a timely manner, our net sales may decline or fail to meet expectations and any excess inventory may be sold at lower prices.

OUR ABILITY TO MAINTAIN OR INCREASE OUR REVENUES COULD BE HARMED IF WE ARE UNABLE TO STRENGTHEN AND MAINTAIN OUR BRAND IMAGE.

We have limited revenues and have spent significant amounts of time and money in branding our beverage lines. We believe that primary factors in determining customer buying decisions, especially in the beverage industry, are determined by price, confidence in the merchandise and quality associated with a brand. The ability to differentiate products from competitors of the Company has been a factor in attracting consumers. However, if the Company’s ability to promote its brand fails to garner brand recognition, its ability to generate revenues may suffer. If the Company fails to differentiate its products, its ability to sell its products wholesale will be adversely affected. These factors could result in lower selling prices and sales volumes, which could adversely affect its financial condition and results of operations.

IF WE WERE TO EXPERIENCE SUBSTANTIAL DEFAULTS BY OUR CUSTOMERS ON ACCOUNTS RECEIVABLE, THIS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND RESULTS OF OPERATIONS.

If customers responsible for a large amount of accounts receivable were to become insolvent or otherwise unable to pay for our products, or to make payments in a timely manner, our liquidity and results of operations could be materially adversely affected. An economic or industry downturn could materially affect the ability to collect these accounts receivable, which could then result in longer payment cycles, increased collections costs and defaults in excess of management’s expectations. A significant deterioration in the ability to collect on accounts receivable could affect our cash flow and working capital position.

WE MAY NOT BE ABLE TO INCREASE SALES OR OTHERWISE SUCCESSFULLY OPERATE OUR BUSINESS, WHICH COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON OUR FINANCIAL CONDITION.

We believe that the key to our success will be to increase our revenues and available working capital. We may not have the resources required to promote our business and its potential benefits. If we are unable to gain market acceptance of our business, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

We may not be able to increase our sales or effectively operate our business. To the extent we are unable to achieve sales growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future sales and revenues and are subject to increase as strategies are implemented. Even if our sales grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Further, if we substantially increase our operating expenses to increase sales and marketing, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our sales could be adversely affected.

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WE MAY NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, AS NEEDED, THE FUTURE GROWTH OF OUR BUSINESS AND OPERATIONS COULD BE SEVERELY LIMITED.

A limiting factor on our growth is our limited capitalization, which could impact our ability to execute on our business plan. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our business plan can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

WE MAY BE UNABLE TO MANAGE GROWTH, WHICH MAY IMPACT OUR POTENTIAL PROFITABILITY.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Risks Related to Our Common Stock

OUR CURRENT CHIEF EXECUTIVE OFFICER AND DIRECTOR, MR. JOEY FIRESTONE HAS SUFFICIENT VOTING POWER TO CONTROL THE VOTE ON SUBSTANTIALLY ALL CORPORATE MATTERS.

Joey Firestone, our Chief Executive Officer and director has sufficient voting power through his ownership of 10,000,000 series A Preferred Stock with Super Voting Rights to control the vote on substantially all corporate matters. Accordingly, Mr. Firestone will be able to determine the composition of our Board of Directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of Directors, and will continue to have significant influence over our business. As a result of his ownership and position in the Company, Mr. Firestone is able to influence all matters requiring shareholder action, including significant corporate transactions.

WE CURRENTLY HAVE A LIMITED ACCOUNTING STAFF, AND IF WE FAIL TO DEVELOP OR MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS TIMELY AND ACCURATELY OR PREVENT FRAUD, WHICH WOULD LIKELY HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON UNITS.

We are subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Effective internal controls are necessary for us to provide reliable and timely financial reports, prevent fraud and to operate successfully as a publicly traded partnership.

We prepare our consolidated financial statements in accordance with accounting and principles generally accepted in the United States, but our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain effective controls over our financial processes and reporting in the future or to comply with our obligations under Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as Section 404. For example, Section 404 requires us, among other things, to annually review and report on, and our independent registered public accounting firm to attest to, the effectiveness of our internal controls over financial reporting. Based on management’s evaluation, as of December 31, 2023, our management concluded that we had several material weaknesses related to our internal controls over financial reporting (See Item 9A).

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WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

We file annual, quarterly and current reports with the SEC. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. We expect to spend between $25,000 and $50,000 in legal and accounting expenses annually to comply with our SEC reporting obligations and Sarbanes-Oxley. These costs could affect profitability and our results of operations.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK, WHICH IS CURRENTLY ILLIQUID, AS OUR COMMON STOCK IS NOT QUOTED, AND THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s Board of Directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Risks Related to This Offering and Ownership of Our Common Stock

Our stock price may be volatile, and purchasers of our Common Stock could incur substantial losses.

The stock market in general has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to operating performance of individual companies, particularly following a public offering of a company with a small public float. There is the potential for rapid and substantial price volatility of our Common Stock following this offering. Broad market factors may seriously harm the market price of our Common Stock, regardless of our actual or expected operating performance and financial condition or prospects, which may make it difficult for investors to assess the rapidly changing value of our Common Stock. Additionally, the price and volume of our Common Stock may fluctuate significantly as a result of the following factors:

●	quarterly variations in our operating results compared to market expectations;

●	adverse publicity about us, the industries we participate in or individual scandals;

●	announcements of new offerings or significant price reductions by us or our competitors;

●	fluctuations in stock market prices and volumes;

●	changes in senior management or key personnel;

●	changes in financial estimates by securities analysts;

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●	negative earnings or other announcements by us or our competitors;

●	defaults on indebtedness, incurrence of additional indebtedness, or issuances of additional capital stock;

●	global economic, legal and regulatory factors unrelated to our performance; and

●	the other factors listed in this “Risk Factors” section.

Volatility in the market price of our Common Stock may prevent investors from being able to sell their shares at or above the public offering price. As a result, you may suffer a loss on your investment.

Certain recent public offerings of companies with relatively small public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. Our Common Stock may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the value of our Common Stock.

In addition to the risks addressed above under “— Our stock price may be volatile, and purchasers of our Common Stock could incur substantial losses,” our Common Stock may be subject to rapid and substantial price volatility. Recently, companies with comparably small public floats and public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few stockholders have on the price of our stock, which may cause our stock price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Our Common Stock may experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Common Stock. In addition, investors of shares of our Common Stock may experience losses, which may be material, if the price of our Common Stock declines after this offering or if such investors purchase shares of our Common Stock prior to any price decline.

Once we have been approved to list on The Nasdaq Capital Market, if we are unable to maintain listing of our securities on NASDAQ or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

We have applied to list our Common Stock on Nasdaq under the symbol “BYLT”.  We believe that upon the completion of this offering, we will meet the standards for listing on Nasdaq.  The closing of this offering is contingent upon such listing. Although our Common Stock is not currently listed on NASDAQ, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on NASDAQ or if a liquid market for our Common Stock does not develop or is sustained, our Common Stock may remain thinly traded.

The listing rules of NASDAQ require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and NASDAQ should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our Common Stock;

●	the market price of our Common Stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our Common Stock;

●	the number of investors in general that will consider investing in our Common Stock;

●	the number of market makers in our Common Stock;

●	the availability of information concerning the trading prices and volume of our Common Stock; and

●	the number of broker-dealers willing to execute trades in shares of our Common Stock.

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We may not be able to maintain the listing of our common stock on NASDAQ, which could adversely affect our liquidity and the trading volume and market price of our Common Stock and decrease or eliminate your investment.

NASDAQ requires listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, NASDAQ should delist our securities from trading on its exchange and we are unable to obtain listing on another reputable national securities exchange, a reduction in some or all of the following may occur, each of which could materially adversely affect our stockholders.

Any delisting determination by NASDAQ could seriously decrease or eliminate the value of an investment in our Common Stock and other securities linked to our common stock. While a listing on an over-the-counter exchange could maintain some degree of a market in our common stock, we could face substantial material adverse consequences, including, but not limited to, the following: limited availability for market quotations for our common stock; reduced liquidity with respect to and decreased trading prices of our common stock; a determination that shares of our common stock are “penny stock” under the Securities and Exchange Commission rules, subjecting brokers trading our common stock to more stringent rules on disclosure and the class of investors to which the broker may sell the common stock; limited news and analyst coverage for our Company, in part due to the “penny stock” rules; decreased ability to issue additional securities or obtain additional financing in the future; and potential breaches under or terminations of our agreements with current or prospective large stockholders, strategic investors and banks. The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our common stock.

Furthermore, if the closing price of our common stock is $1.00 or less for 10 consecutive trading days, we will be issued a Staff Delisting Determination by NASDAQ. If we receive a Staff Delisting Determination Letter resulting from our Common Stock trading at or below $1.00 for 10 consecutive trading days, we will have 7 calendar days to request a hearing before a NASDAQ hearings panel to review the Staff Delisting Determination, which will stay the delisting of our Common Stock by NASDAQ. A hearing would then take place within 45 days of the hearing request to determine whether or not our common stock would be delisted. If, in the future, we receive a Staff Delisting Determination there can be no assurance that we would be successful in preventing a determination by the NASDAQ hearing panel that our stock will be delisted.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the shares and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Common Stock or publishes inaccurate or unfavorable research about our business, the market price for our Common Stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Common Stock to decline.

As the public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase shares in this offering, you will pay more for your shares of Common Stock than the amount paid by our existing stockholders for their shares on a per share basis. As a result, you will experience immediate and substantial dilution in net tangible book value per share in relation to the price that you paid for your shares. The dilution as a result of the offering will be $4.00 share to new investors purchasing our shares in this offering if the maximum number of shares being offered are sold. In addition, you will experience further dilution to the extent that our shares are issued upon the vesting of restricted stock or exercise of stock options under any stock incentive plans. All of the shares issuable under our stock incentive plans will be issued at a purchase price on a per share basis that is equal or less than the assumed public offering price per share in this offering. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon completion of this offering.

We have broad discretion as to the use of the net proceeds from this offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way.

The Company’s management will have substantial discretion in applying the net proceeds to be received by the Company. See “Use of Proceeds” for a description of how we plan to apply the net proceeds. However, based on unforeseen technical, commercial, or regulatory issues, we could spend the proceeds in ways with which you may not agree. Moreover, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that the Company will utilize the net proceeds in a manner that enhances the value of the Company. If the Company fails to spend the proceeds effectively, the Company’s business and financial condition could be harmed, and there may be the need to seek additional financing sooner than expected.

We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future.

We have paid no cash dividends on any class of our stock to date, and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our Common Stock. Accordingly, investors must be prepared to rely on sales of their Common Stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our Common Stock. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

The offering price for our common stock may not be indicative of its fair market value.

There is no established market for our common stock. The offering price of the shares has been determined arbitrarily by us after discussions with the underwriter. The offering price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price may not be indicative of the true fair market value of the Company or the fair market value of our common stock.

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 Raising additional capital may cause dilution to our stockholders, including purchasers of Common Stock in this offering or restrict our operations.

Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of equity and/or debt financing and collaborations, licensing agreements or other strategic arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect your rights as a stockholder.

To the extent that we raise additional capital through debt financing, it would result in increased fixed payment obligations and a portion of our operating cash flows, if any, being dedicated to the payment of principal and interest on such indebtedness. In addition, debt financing may involve agreements that include restrictive covenants that impose operating restrictions, such as restrictions on the incurrence of additional debt, the making of certain capital expenditures or the declaration of dividends.

We may issue additional debt and equity securities, which are senior to our Common Stock as to distributions and in liquidation, which could materially adversely affect the market price of our Common Stock.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distribution to our stockholders. In addition, any additional preferred stock, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our stockholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Common Stock and diluting your interest in our company.

Enforcing legal liability against certain members of our Board and our senior management might be difficult.

Although we are organized under the laws of the State of Nevada and investors are able to effect service of process in the United States upon us, some of the members of our Board of Directors and some members of our senior management reside outside of the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may not be possible to serve process on these directors and certain members of our senior management in the United States or to enforce court judgments obtained in the United States against these individuals based on the civil liability provisions of the U.S. federal or state securities laws. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable outside the United States.

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We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●

had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●

in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●

in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

As a “smaller reporting company,” we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

Under NASDAQ rules, a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, is not subject to certain corporate governance requirements otherwise applicable to companies listed on NASDAQ. For example, a smaller reporting company is exempt from the requirement of having a Compensation Committee composed solely of Directors meeting certain enhanced independence standards, as long as the Compensation Committee has at least two members who do meet such standards. Although we do not currently rely on any of these exemptions, we may elect to rely on any or all of these exemptions in the future. By electing to utilize any such exemptions, our company may be subject to greater risks of poor corporate governance, poorer management decision-making processes, and reduced results of operations from problems in our corporate organization. Consequently, our stock price may suffer, and there is no assurance that we will be able to continue to meet all continuing listing requirements of NASDAQ from which we will not be exempt, including minimum stock price requirements.

Future sales of substantial amounts of our Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, either by us or by our existing stockholders, or the possibility that such sales could occur, could adversely affect the market price of our Common Stock.

Future sales in the public market of shares of our Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, shares held by our existing stockholders or shares issued upon exercise of our outstanding stock options or warrants, or the perception by the market that these sales could occur, could lower the market price of our Common Stock or make it difficult for us to raise additional capital.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to introduce new products and services;

●	our ability to obtain additional funding to develop additional products, services and offerings;

●	compliance with obligations under intellectual property licenses with third parties;

●	market acceptance of our new offerings;

●	competition from existing online offerings or new offerings that may emerge;

●	our ability to establish or maintain collaborations, licensing or other arrangements;

●	our ability and third parties’ abilities to protect intellectual property rights;

●	our ability to adequately support future growth;

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditures;

●	growth of and competition trends in our industry;

●	the accuracy and completeness of the data underlying our or third-party sources’ industry and market analyses and projections;

●	our expectations regarding demand for, and market acceptance of, our products and services;

●	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;

●	our expectation regarding the use of proceeds from this offering;

●	fluctuations in general economic and business conditions in the markets in which we operate; and

●	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our Common Stock in this offering will be approximately $5,850,000 million, based on an assumed public offering price of $4.00 per share, and approximately $7,475,000 if the underwriters exercise the over-allotment option in full, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed offering price per share of $4.00 per share, would increase the net proceeds that we receive in his offering and each of total stockholders’ equity and total capitalization by approximately $3,375,0000 after deducting (i) estimated underwriter commissions and (ii) offering expenses, in each case, payable by us.

We plan to use the net proceeds of this offering as follows:

Gross offering proceeds	$6,500,000
Marketing, Branding and Promotion	$1,993,333
Product & Development	$86,667
Permits Licenses and Applications	$30,333
Website Development	$13,000
Operating Expenses	$1,911,000
Personnel Expenses	$390,000
Inventory Reserves	$1,069,000
Convertible Notes Payable	$355,433
Estimated expenses of the offering	$650,000
Net proceeds from the offering	$5,850,000

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. We have not identified nor developed any plans to acquire any specific alcoholic beverage brand at this time. Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities. See “Risk Factors — Risks Related to This Offering and Ownership of Our Common Stock — We have broad discretion as to the use of the net proceeds from this offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way.”

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends. Any future determination to declare dividends will be made at the discretion of our Board of Directors of Directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our Board of Directors of Directors may deem relevant. See also “Risk Factors — Risks Related to This Offering and Ownership of Our Common Stock — We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future.”

15

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

The following table sets forth our cash and cash equivalents as of September 30, 2024:

●	on an actual basis;

●

a pro forma basis to give effect to the sale of 1,625,000 shares in this offering at the assumed public offering price of $4.00 per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

The foregoing pro forma information as adjusted is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with the “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	As of September 30, 2024 (Unaudited)
	Actual	Pro forma as adjusted (1)
Cash and cash equivalents	$94	$5,850,094
Debt:
Accounts payable and accrued liabilities	1,977,352	1,977,352
Lease liability	83,508	83,508
PPP loan	95,485	95,485
Convertible notes payable (net of debt discount)	1,345,495	1,345,495
Total Debt	3,501,840	3,501,840
Stockholders’ equity (deficit):
Preferred stock	1,000	1,000
Common stock	12,763	13,138
Shares to be issued	50,000	50,000
Additional paid-in capital	6,476,849	12,326,849
Accumulated deficit	(9,880,141.00)	(9,880,141)
Total stockholders’ (deficit) equity	(3,339,529)	2,510,471
Total capitalization	$162,311	$6,012,311

(1) The as adjusted consolidated balance sheet data gives effect to the issuance and sale of shares in this offering at an assumed public offering price of $4.00 per share, as set forth on the cover of this prospectus, after deducting estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual public offering price and other terms of this offering determined at pricing

The number of shares of our Common Stock to be outstanding after this offering is based on 10,908,127 (109,081,270 prior to the Reverse Stock Split) shares of our Common Stock outstanding as of September 30, 2024. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus:

●

give pro forma effect to the Reverse Stock Split of our outstanding shares of Common Stock, options and warrants and the corresponding adjustment of all Common Stock price per share and stock option and warrant exercise price data, except for the financial statements and the notes thereto;

●	is based on 10,908,127 (109,081,270 prior to the Reverse Stock Split) shares of Common Stock issued and outstanding as of September 30, 2024;

●	assumes the shares of Common Stock are offered at $4.00 per share;

●	assumes no exercise by the underwriters of their overallotment option;

●	assumes no conversion of convertible notes of $821,000 which convert to 2,104,380 (21,043,804 prior to the Reverse Stock Split) common shares;

●	assumes no conversion of preferred share totaling 10,000,000 shares which convert to 20,000,000 (200,000,000 prior to the Reverse Stock Split) common shares and

●	assumes no exercise of the warrants issued to the Representatives of the underwriters.

16

 DILUTION

Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the shares of our Common Stock sold in this offering exceeds the pro forma net tangible book value per share of Common Stock after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of Common Stock deemed to be outstanding at that date.

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after this offering.

Our net tangible book value as of September 30, 2024, was $(3,339,529) or approximately $(0.3062) per share of Common Stock.

Pro forma as adjusted net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of our Common Stock in this offering and the pro forma as adjusted net tangible book value per share of Common Stock immediately after completion of this offering.

Investors participating in this offering will incur immediate, substantial dilution. After giving effect to our sale of 1,625,000 shares of Common Stock in this offering at a public offering price of $4.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses of $650,000, and adjusting for the change in our net tangible book value subsequent to September 30, 2024 due to $10,160,471.This amount represents an immediate increase in pro forma net tangible book value of $0.9993 per share of Common Stock to existing stockholders and an immediate dilution in pro forma net tangible book value of $ 3.3068 per share of Common Stock to purchasers of our Common Stock in this offering, as illustrated in the following table.

Assumed public offering price per share of Common Stock		$4.00
Historical net tangible book value (deficit) per share as of September 30, 2024	$(3,339,529)
Increase in pro forma net tangible book value per share attributable to the offering	$0.9993
Pro forma net tangible book value (deficit) per share as of September 30, 2024		$2,510,471
Dilution per share to new investors purchasing shares of Common Stock in this offering		$3.3068

Each $1.00 increase or decrease in the assumed offering price per share of $4.00 per share, would increase or decrease the net proceeds that we receive in this offering and each of total stockholders’ equity and total capitalization by approximately $0.2558 after deducting (i) estimated underwriter commissions and (ii) offering expenses, in each case, payable by us.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per share of Common Stock, as adjusted to give effect to this offering, would be $0.8006 per share, and the dilution in pro forma net tangible book value per share to new investors purchasing shares of Common Stock in this offering would be $3.1994 per share.

The following table sets forth, as of September 30, 2024, the total number of shares of Common Stock previously issued and sold to existing investors, the total consideration paid for the foregoing and the average price per share of Common Stock paid, or to be paid, by existing owners and by the new investors. The calculation below is based on (i) paid to us by existing stockholders and (ii) to be paid by new investors purchasing shares in this offering at an assumed public offering price of $4.00 per share, before deducting estimated underwriter commissions and offering expenses, in each case payable by us, and assumes no exercise of the over-allotment option.

	Shares Purchased		Total Consideration			Average Price
	Number	Percent	Number	Percent		Per Share
Existing Stockholders	10,908,127	87%			%	$
New investors	1,625,000	13%			%	$
Total	12,533,127	100.0%		100.0%		$

The table above is based on 10,908,127 (109,081,270 prior to the Reverse Stock Split) shares of our Common Stock outstanding as of September 30, 2024, and excludes:

•

give pro forma effect to the Reverse Stock Split of our outstanding shares of Common Stock, options and warrants and the corresponding adjustment of all Common Stock price per share and stock option and warrant exercise price data, except for the financial statements and the notes thereto;

•	assumes the shares of Common Stock are offered at $4.00 per share;

•	assumes no exercise of the warrants issued to the Representatives of the underwriters;

•	assumes no conversion of convertible notes of $821,000 which convert to 2,104,380 (21,043,804 prior to the Reverse Stock Split) common shares;

•	assumes no conversion of convertible preferred share totaling 10,000,000 shares which convert to 20,000,000 (200,000,000 prior to the Reverse Stock Split) common shares and,

•	Unless otherwise indicated, this prospectus reflects and assumes no exercise by the underwriters of their over-allotment option.

To the extent that any outstanding options or warrants are exercised, new options, restricted stock units or other securities are issued under our stock-based compensation plans, or new shares of Common Stock in the future, there will be further dilution to investors participating in this offering.

17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis are intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated. The discussion should be read in conjunction with our unaudited condensed consolidated financial statements and the related notes included elsewhere in this Registration Statement and the audited financial statements and the other information set forth in the Registration Statement. In addition to historical information, the following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed herein and any other periodic reports filed and to be filed with the SEC.

Business Overview

Business

The Company is currently producing an advanced electrolyte sports drink that uses patented SmartCarb® technology called B.Y.L.T.® (pronounced built) It combines electrolytes, 5 grams Branched-Chain Amino Acids (BCAA)s and antioxidants together in an all-in-one ready-to-drink beverage. B.Y.L.T® (Beyond Your Limit Training is the first ready to drink (RTD) beverage of its kind to combine the benefits of hydration, endurance, mental focus, fat oxidation, and muscle recovery all-in-one great tasting beverage. B.Y.L.T®. ) uses a patented formula that hydrates, helps improves performance, promotes fat burning during exercise, and aids in muscle recovery. Whether you are looking to achieve optimal performance on the baseball field, basketball court, soccer field, in the gym or any competitive sport, B.Y.L.T.® provides the competitive edge every athlete actively seeks.  This unique product is designed with scientifically dosed key ingredients to bridge the gap between energy drinks, hydration beverages and dietary supplements, without the refined sugar and jitters from caffeine which eventually cause athletes to crash. B.Y.L.T.® is not only designed to help enhance performance and support the intense physical demand of athletes but is safe and backed by science.

Sales and Marketing

With its all-encompassing benefits and better-for-you ingredients, B.Y.L.T.®. is positioned to succeed in a highly lucrative market due to being first to market, its superior product offering and an ideal market opportunity. The breakdown of favorable market trends that will help fuel the initial growth and long-term success of the Company include:

✓	Healthy living trends and lifestyles are continuing, creating a drive for better-for-you trends, active lifestyles, and a growing demand for industry products from everyday consumers.

✓

There are currently no other RTD beverages that combine the benefits of B.Y.L.T.® that athletes seek out. In order to achieve optimal nutrients, an athlete must take 3-4 supplements that are often packed with unhealthy additives such as sugars and caffeine.

✓

Sports Drinks market is projected to grow from USD 27.22 billion in 2021 to USD 36.35 billion in 2028 at a CAGR of 4.2% in the 2021-2028 period. North America dominated the sports drink market with a market share of 33.54% in 2020. Source: https://www.fortunebusinessinsights.com/sports-drink-market-102083

✓

B.Y.L.T.® is also positioned in the US Sports and Performance Drink Market which According to Mintel, grew by 12.7% in 2023, reaching over $17.5 billion in retail sales and sustain steady growth, with forecasted prediction of reaching $27.5 billion by 2028.  Source: https://store.mintel.com/us/report/sports-and-performance-drinks-us-2024/

✓

According to Statista, 36% of individuals in the U.S. purchase a ready to drink sports drink 1 – 2 times a week, while 15% purchase one over 10 times a week.  Source: https://www.statista.com/topics/3051/sports-drinks/#topicOverview

✓	There is high potential for customer loyalty in the industry and brands that deliver on their promised functional and health benefits usually keep loyal core consumers.

The Company retained key executives for nationwide sales and distribution of their first to market sports drink. The executive team is comprised of former seasoned Coca-Cola, PepsiCo and Dr. Pepper executives that have over 120 years of combined experience in the beverage industry. Previous clients include: Coca-Cola, Bolthouse Farms, Cinnabon, Nestle Waters, Honest, Celsius and others. The Company will launch its products in a series of region expansions, as shown in the figure below.

18

Figure 1: Map of Roll Out Strategy

Corporate Information

Elite Performance Holding Corp

3301 NE 1st Ave Suite M704

Miami, FL 33137

(844) 426-2958

https://www.eliteperformanceholdings.com

19

Results of Operations

Results for the Nine Months Ended September 30, 2024 Compared To The Nine Months Ended September 30, 2023.

Operating Revenues

The Company’s revenues were $681 for the nine months ended September 30, 2024, compared to $40,141 for the nine months ended September 30, 2023.

Gross Profit (Loss)

For the nine months ended September 30, 2024, the Company’s gross profit (loss) was ($4,879) compared to ($3,335) for the nine months ended September 30, 2023.

Our gross profit (loss) could vary from period to period and is affected by a number of factors, including product mix, production efficiencies, component availability and costs, pricing, competition, customer requirements and unanticipated restructuring or inventory charges and potential scrap of materials.

General and Administrative Expenses

For the nine months ended September 30, 2024, general and administrative expenses were $323,493 compared to $387,829 for the nine months ended September 30, 2023, a decrease of $64,336. This decrease was due to a decrease in operations.

Advertising Expense

For the nine months ended September 30, 2024, advertising expenses were $20,479 compared to $63,462 for the nine months ended September 30, 2023, a decrease of $42,983. This decrease was due to a decrease in operations.

Legal and Accounting Expense

For the nine months ended September 30, 2024, Legal and Accounting expenses were $210,530 compared to $206,406 for the nine months ended September 30, 2023, an increase of $4,124. This increase was due to the filing of the Company’s registration statement filed on October 21, 2024.

Consulting expense

For the nine months ended September 30, 2024, Consulting expenses were $357,573 compared to $372,724 for the nine months ended September 30, 2023, a decrease of $15,151.

Interest Expense

For the nine months ended September 30, 2024, Interest expenses were $177,944 compared to $113,666 for the nine months ended September 30, 2023, an increase of $64,278. This increase was due to the addition of new notes and conversion of advances to interest bearing notes.

Our net loss for the nine months ended September 30, 2024, was $1,089,953 compared to $1,137,234 for the nine months ended September 30, 2023, an increase of $47,281. This increase was due primarily from the shares and warrants issued for services to consultants.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing of funds.

At September 30, 2024, the Company had total current assets of $48,120 compared to $30,854 at December 31, 2023.

At September 30, 2024, the Company had total current liabilities of $3,345,115 compared to $2,964,683 at December 31, 2023.

We had working capital deficit of $3,296,995 as of September 30, 2024, compared to $2,933,829 as of December 31, 2023.

Cashflows from Operating Activities

During the nine months ended September 30, 2024, cash used in operating activities was $586,973 compared to $442,518 for nine months ended September 30, 2023. Cash used in operating activities for the nine months ended September 30, 2024 was primarily the result of a $1,089,953 net loss.

20

Cashflows from Financing Activities

During the nine months ended September 30, 2024, cash provided by financing activities was $587,015 compared to $433,525 for the nine months ended September 30, 2023. Cash provided by financing activities for the nine months ended September 30, 2024 was primarily the result of proceeds from notes payable and advances.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Going Concern

Our consolidated financial statements for the period ended September 30, 2024, have been prepared on a going concern basis and Note 2 to the financial statements identifies issues that raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by us as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our consolidated financial position or results of operations upon adoption.

Results of Operations - For the Year Ended December 31, 2023 Compared the Year Ended December 31, 2022

Revenues

The Company’s revenues for the year ended December 31, 2023 were $42,569 compared to $90,588 for the year ended December 31, 2022. This decrease of approximately $48,000 is mostly attributed to production delays to manufacture more product.

Cost of Goods Sold

The Company’s cost of goods sold for the year ended December 31, 2023 were $155,804 compared to $126,586 for the year ended December 31, 2022. This increase of approximately $29,000 is mostly attributed to the inventory write-down totaling approximately $111,000 due to expired product in addition to not being able to run production run in 2023.

Gross Loss

Gross loss for the year ended December 31, 2023 was $113,235 compared to $35,998 for the year ended December 31, 2022. This increase in gross loss is primarily due to less revenues.

Our gross loss could vary from period to period and is affected by a number of factors, including product mix, production efficiencies, component availability and costs, pricing, competition, customer requirements and unanticipated restructuring or inventory charges and potential scrap of materials.

Legal and Accounting Expense

For the year ended December 31, 2023, legal and accounting expenses were $228,886 compared to $283,805 for the year ended December 31, 2022, a decrease of $54,919. This decrease was due to a decrease in operations, accounting and legal filings.

Advertising Expense

For the year ended December 31, 2023, advertising expenses were $65,169 compared to $310,767 for the year ended December 31, 2022, a decrease of $245,598. This decrease was due to a decrease in product marketing expense.

General and Administrative Expenses

For the year ended December 31, 2023, general and administrative expenses were $472,265 compared to $645,468 for the year ended December 31, 2022, a decrease of approximately $173,000. This decrease was due to less operations.

Consulting expense

For the year ended December 31, 2023, consulting expenses were $432,224 compared to $1,367,794 for the year ended December 31, 2022, a decrease of $935,570. This decrease was due to less consultants working.

Interest Expense

For the year ended December 31, 2023, interest expenses were $148,662 compared to $114,655 for the year ended December 31, 2022, an increase of $34,007. This increase was due to an increase in notes payable totaling $275,000.

Our net loss for the year ended December 31, 2023, was $1,447,769 compared to $2,752,487 for the year ended December 31, 2022, a decrease of $1,304,718. This decrease was due primarily from the sales and operations.

21

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2023, compared to December 31, 2022.

	December 31, 2023	December 31, 2022
Current Assets	$30,854	$214,149

Current Liabilities	$2,964,683	$2,007,751

Working Capital	$(2,933,829)	$(1,793,602)

Our working capital deficit was $(2,933,829) at December 31, 2023 as compared to a working capital deficit of ($1,793,602) at December 31, 2022. This increase is primarily attributed to decreased inventory and increased convertible notes payable and accounts payable and 31, 2023 as compared to December 31, 2022.

During the year ended December 31, 2023, the Company had a net decrease in cash of $8,941. The Company’s principal sources and uses of funds were as follows:

Cash used in operating activities. For the year ended December 31, 2023, the Company used $(473,641) in cash used in operating activities as compared to $(1,835,288) in cash used in operating activities for the year ended December 31, 2022. This decrease was mainly attributed to a decrease in the net loss, a decrease in inventory, offset by an increase in accounts payable and accrued expenses – related party.

Cash used in investing activities. For the year ended December 31, 2023, the Company used $0 in investing activities as compared to cash used in investing activities of $55,000 for the year ended December 31, 2022. In the year ended December 31, 2022, the Company purchased a vehicle for $55,000.

Cash provided financing activities. For the year ended December 31, 2023 the Company provided $464,700 in financing activities as compared to $1,897,480 in financing activities for the year ended December 31, 2022. This decrease is primarily the result of a decrease from the sale of stock of $0 in 2023 compared to $1,821,001 in 2022.

Our indebtedness is comprised of various convertible debt and advances from a stockholder/officer intended to provide capital for the ongoing manufacturing of our beverage line, in advance of receipt of the payment from our retail distributors.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Going Concern

Our consolidated financial statements for the year ended December 31, 2023, have been prepared on a going concern basis and Note 8 to the financial statements identifies issues that raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by us as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our consolidated financial position or results of operations upon adoption.

Convertible Debt

The Company enters into certain financing agreements for convertible debt. For the most part, the Company settles these obligations with the Company’s Common Stock. As of December 31, 2023, the Company had outstanding convertible debt in the amount of $820,250. See note 10 in the notes to the financial statements for the terms and conversion features.

Satisfaction of Our Cash Obligations for the Next 12 Months

A critical component of our operating plan impacting our continued existence is to increase sales and efficiently manage the production of our beverage lines and successfully develop new lines through our Company or through possible acquisitions and/or mergers. Our ability to obtain capital through additional equity and/or debt financing, and joint venture partnerships will also be important to our expansion plans. In the event we experience any significant problems assimilating acquired assets into our operations or cannot obtain the necessary capital to pursue our strategic plan, we may have to reduce the growth of our operations. This may materially impact our ability to increase revenue and continue our growth.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has suffered recurring losses, and at December 31, 2023, the Company had a stockholders’ deficit of $2,966,360. As of December 31, 2023, the Company had $52 cash on hand and $1,035,250 in convertible debt and advances. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flows from operations.

22

Research and Development

Research and development costs are expensed as incurred. Research and development expenses primarily consist of salaries and benefits for research and development employees, stock-based compensation, consulting fees, lab supplies, and regulatory compliance costs. For the year ended December 31, 2023 and for the year ended December 31, 2022 we had $0 and $0 respectively in R&D expense.

Expected Purchase or Sale of Plant and Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time.

Critical Accounting Policies

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to generate profits from the Company’ s future operations, identify future investment opportunities and obtain the necessary debt or equity financing. These factors raise doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred, or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience. For the years ended December 31, 2023 and 2022 we had $42,569 and $90,588 respectively in revenue from the sale of our products.

Stock-Based Compensation

The Company records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718 “Stock Compensation” and are measured and recognized based on the fair value of the equity instruments issued. In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718). This update is intended to reduce cost and complexity and to improve financial reporting for share-based payments issued to non-employees (for example, service providers, external legal counsel, suppliers, etc.). The ASU expands the scope of Topic 718, Compensation-Stock Compensation, which currently only included share-based payments issued to employees, to also include share-based payments issued to non-employees for goods and services. Consequently, the accounting for share-based payments to non-employees and employees will be substantially aligned. This standard will be effective for financial statements issued by public companies for the annual and interim periods beginning after December 15, 2018. Early adoption of the standard is permitted. The standard will be applied in a retrospective approach for each period presented.

Long Lived Assets

Periodically the Company assesses potential impairment of its long-lived assets, which include property, equipment and acquired intangible assets, in accordance with the provisions of ASC Topic 360, “Property, Plant and Equipment.” The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. There were no such losses recognized for the years ended December 31, 2023 and 2022.

Property, Equipment and Intangible Assets

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Intangible assets consist of acquired web site domains and web site content and are carried at cost, less accumulated amortization. Depreciation and amortization is provided principally on the straight-line basis method over the estimated useful lives of the assets.

Recently Issued Accounting Standards

We adopted the following ASUs during 2022 and 2023, none of which had a material impact to our consolidated financial statements or financial statement disclosures:

ASU		Effective Date
2021-04	Issuer’s Accounting for Certain Modifications or Exchanges of Warrants	January 1, 2022
2021-05	Lessors - Certain Leases with Variable Lease Payments	January 1, 2022
2021-08	Business Combinations: Accounting for Contract Assets and Contract Liabilities from Contracts with Customers	January 1, 2022
2022-06	Reference Rate Reform: Deferral of the Sunset Date of Topic 848	December 21, 2022
2022-02	Financial Instruments – Credit Losses, Troubled Debt Restructurings and Vintage Disclosures	January 1, 2023

23

Accounting Standards Issued but Not Yet Adopted

All other ASUs issued but not yet adopted were assessed and determined to be either not applicable or are not expected to have a material impact on our consolidated financial statements or financial statement disclosures.

Off Balance Sheet Arrangements

The Company is not a party to any off-balance sheet arrangements that may affect its financial position or its results of operations.

No other recently issued accounting pronouncements had or are expected to have a material impact on the Company’s condensed consolidated financial statements.

BUSINESS

Overview

Elite Performance Holding Corporation (“EPH”) was formed on January 30, 2018 (inception) and is a holding company with anticipated holdings in companies centered on innovative and proprietary nutritional and dietary fitness enhancement products, that are in the sports performance, weight loss, nutritional, functional beverage and energy markets. The team is composed of highly experienced business, marketing and sales executives in the beverage and nutritional space, who are passionate about health and nutrition.

On February 2, 2018, the Company closed on a Stock Exchange Agreement (“SEA”) with Elite Beverage. Pursuant to the SEA, we purchased all of Elite Beverage’s 100,000,000 common shares and 10,000,000 preferred shares in Elite Beverage, which gave the Company ownership of all of its assets and liabilities in exchange for 50,000,000 common shares and 10,000,000 preferred shares of the Company. Following the SEA, Elite Beverage is a 100% wholly owned subsidiary of Elite Performance Holding Corp.

Elite Beverage was formed on November 29, 2017 (inception) and is currently producing a first of its kind functional sports beverage. B.Y.L.T.® (Beyond Your Limit Training) sports drink is the first to combine the benefits of hydration, muscle repair, fat oxidation, and recovery all-in-one great tasting beverage. Whether you are looking to achieve optimal performance on the baseball field, basketball court, soccer field, in the gym or any competitive sport, B.Y.L.T.® provides the competitive edge every athlete actively seeks. This unique product is designed with scientifically dosed key ingredients to bridge the gap between the current sports drinks filled with sugars that have serve no function, hydration beverages and dietary supplements, without the crash from sugars and jitters from caffeine which eventually leads to a decrease in performance for athletes. B.Y.L.T.® is not only designed to enhance performance and support the intense physical demands of athletes but be safe and backed by science.

This acquisition was accounted for as an acquisition by entities under common control due to the fact that both Elite Performance Holding Corp. and Elite Beverage were commonly held by Joey Firestone and Jon McKenzie. The ownership structure of the Company did not change as a result nor did any of its officer’s change positions.

The mission of Elite Performance Holding Corp. is to aggressively seek and acquire companies with niche products that are first to market and can be exploited in the $35 billion nutritional and sport beverage industries. The goal of EPH is to effectuate its unique business model through strategic branding and marketing, to aggressively scale companies to size, and operate them efficiently to maximize growth, revenue production and eventual net income. On February 2, 2018, a Contribution and Assignment Agreement was executed by Joey Firestone and Jon McKenzie (collectively, the “Assignors”), and Elite Performance Holding Corp., a Nevada corporation (the “Assignee”). Whereas Firestone and McKenzie were the owners of 50,000,000 shares of Common Stock, $0.0001 par value, for a total of 100,000,000 shares of Common Stock (collectively, the “Shares”) of Elite Beverage, which shares represented all authorized, issued and outstanding shares of the Company.

Our Products and Services

Elite Beverage will offer a functional hydration beverage called B.Y.L.T.® (acronym for Beyond Your Limit Training). B.Y.L.T.® was created to change the way you supplement your training to help you reach your goals faster and outpower and outlast your competitors during any type of physical activity, especially the most grueling ones. Our patented SmartCarb® technology is designed to boost endurance, maintain proper glucose levels during training, and enhance recovery.

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B.Y.L.T.® DIFFERENT

SmartCarb® Technology

This groundbreaking combination of Palatinose™ and Branched-Chain Amino Acids (BCAAs), referred to as SmartCarb® Technology. (US Patent 11,103,522) offers numerous benefits for athletes and fitness enthusiasts. Palatinose™, a slow-release carbohydrate, provides sustained energy during exercise and aids in better recovery. When paired with BCAAs, which support muscle repair and growth, SmartCarb® Technology enhances performance, promotes muscle endurance, and speeds up recovery after intense workouts. This synergistic blend ensures athletes stay fueled, hydrated, and ready to conquer their fitness goals without compromising on energy levels or muscle health.

Palatinose

Palatinose™, a special type of carbohydrate found in B.Y.L.T.®, is unique because it digests slowly, providing a steady supply of energy during exercise. Even though its naturally found in small amounts in honey and sugar cane juice, Palatinose™ is made from sugar beets, where natural enzymes strengthen the bonds between glucose and fructose molecules, resulting in a carbohydrate that's absorbed gradually by the body. This means sustained energy for your workouts and recovery, without causing discomfort like bloating or stomach cramps. It doesn’t spike blood sugar making it an excellent choice for diabetics as well.

BCAA 2:1:1

Branched Chain Amino Acids have been proven to effectively increase strength, power, speed and muscular endurance along with enhancing recovery by providing critical support to Muscle Protein Synthesis. Numerous studies support the effectiveness of the 2:1:1 ratio for training for muscle size, strength, endurance and power. As the most studied BCAA combination, it has become the gold standard.

L-Leucine – Considered the ‘king’ of the amino acids, it has the primary responsibility of activating mTOR which helps initiate protein synthesis and supports the body’s release of insulin from the pancreas; This offers muscle supporting and enhanced recovery benefits.

L-Isoleucine – Primarily responsible for increasing glucose uptake into cells; works synergistically with leucine and has muscle supporting properties as well.

L-Valine – Helps stimulate muscle protein synthesis and supports the body’s natural ability to eliminate excess nitrogen from the liver.

Senactive®

A patented 100% natural compound composed of extracts from Rosa roxburghii (fruit) and Panax notoginseng (root). (US Patent No. 10,806,764) It increases endurance and helps with recovery by increases lowering muscle inflammation and accelerating muscle regeneration and supports the body’s ability to protect against free radicals. Helps manage temporary inflammatory response from training, translating to improved training and overall health.

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Betaine Anhydrous

Betaine Anhydrous stands out as a natural and effective ingredient known offering a multitude of benefits ranging from enhanced hydration and performance to muscle growth and recovery. Derived from the molasses of sugar beets, this premium form of betaine offers extensive health benefits and is naturally present in nutrient-rich foods such as whole grains, spinach, and beets. What sets natural Betaine Anhydrous apart is its patented exercise performance benefits and its track record of no adverse side effects, making it a trusted choice for individuals looking to optimize their fitness and well-being.

HydroMax™

HydroMax™, is a highly concentrated and bioavable form of vegetable glycerol that works to improving hydration and exercise performance. Through scientific studies and research, HydroMax™ is shown to enhance fluid retention in muscle cells, leading to increased hydration levels and improved exercise endurance. Its unique properties make it an effective ingredient for athletes and fitness enthusiasts seeking to optimize hydration status and performance during intense physical activity. By promoting greater fluid uptake in muscle cells, HydroMax™ helps athletes stay hydrated, improve endurance, and maximize their workout potential.

Electrolytes

B.Y.L.T.® sports drinks feature a unique crafted blend of electrolytes aimed at boosting performance and keeping you hydrated. Electrolytes are vital minerals that play key roles in your body, helping transmit electrical signals that power your nerves and muscles, maintain proper blood pH, and regulate fluid balance. During exercise, we lose electrolytes through sweat, which can impact our performance and overall health. Replenishing these electrolytes is crucial for maintaining peak performance and well-being. Even a small loss of fluids, as little as 2%, can lead to a significant decrease in exercise performance. Many athletes struggle to maintain proper hydration levels, even with access to fluids. Our formula isn't just for elite athletes—it's designed to support everyone, helping replenish essential minerals often lacking in everyday diets.

B.Y.L.T® introduced 4 flavors in 2020 and 3 additional flavors in 2022 to test the market and consumer feedback. These flavors included Blue Raspberry, Tropical Punch, Lemon Lime, Watermelon, Grape, Orange and Fruit Punch.

On September 29, 2021, the Company entered into an assignment agreement between its wholly owned subsidiary Elite Beverage and Bruce Kneller for the transfer and assignment of the SmartCarb® technology patent (US Patent No. 11,103,522 issued August 31, 2021.) This Agreement gives the Company the intellectual property and patent ownership for 400,000 shares valued at $20,000 that were issued October 1, 2021.

The below table lists the Company’s trademarks and patents.

Serial Number	Registration Number	US Trademark	International Class	Registration Date
88776732	6337958	B.Y.L.T.	IC 035	May 4, 2021
88901799	7227158	THE UNSUGAR	IC 032	November 28, 2023
88192910	6548069	B.Y.L.T.	IC 025	November 2, 2021
88789995	6336233	BEYOND YOUR LIMIT TRAINING	IC 005, IC 032, IC 035	February 27, 2021
87811878	6329159	ENERJELLY	IC 005	April 20, 2021
87811869	5880776	SMARTCARB	IC 005, IC 032	October 8, 2019
97304827	6924893	WHAT A SPORTS DRINK SHOULD BE	IC 032	December 13, 2022
88786764	6140643	THE COMPLETE SPORTS DRINK	IC 032, IC 035	September 1, 2020
88788356	6464474	B.Y.L.T.2O	IC 032	August 24, 2021
88789969	6489014	B.Y.L.T. BEYOND YOUR LIMIT TRAINING	IC 032	September 21, 2021
88776738	6323563	B.Y.L.T 2 O BEYOND YOUR LIMIT TRAINING	IC 032	April 13, 2021
86976693	4810314	B.Y.L.T.	IC 005	September 8, 2015
86394964	5110265	B.Y.L.T.	IC 032	December 27, 2016

Country	Number	Patent		Granted
US	11,103,522	Palatinose for enhancing dietary supplement and pharmaceutical delivery		August 31, 2021

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Competition and Market Overview

The functional beverage industry is extremely competitive and has low barriers to entry. We compete with other sports drinks. Several of which have greater experience, brand name recognition and financial resources than Elite Beverage.

Our management believes that the functional beverage industry competes in the global marketplace and therefore must be adaptable to remain competitive. Consumer spending for discretionary goods such as supplements and functional beverages are sensitive to changes in consumer confidence and ultimately consumer confidence is affected by general business considerations in the U.S. economy. Consumer discretionary spending generally declines during times of falling consumer confidence, which may affect the retail sale of our products. U.S. consumer confidence reflected these slowing conditions throughout the last few years.

We believe that a stronger economy, more spending by young professionals with an overall trend toward health and fitness will lead to future growth. Therefore, we intend to make strong efforts to maintain our brand in the industry through our focus on the innovation and design of our products as well as being able to consolidate and increase cost efficiency when possible, through potential acquisitions.

Marketing and Distribution

It is our intention to position Elite Performance Holding Corp. as a holding company for the purpose of establishing the vertical integration of like companies in the health and fitness industry to develop multiple revenue streams while minimizing risks through diversification. Our branded product lines are currently functional beverages and will be the centerpiece of our branding efforts. This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new innovative products.

Since our initial offering, our 100% wholly owned subsidiary, Elite Beverage, has completed several years of test marketing our products in the states of California, Florida, Texas and New York in retail stores, at various sporting events, and fit expos across the country. During the COVID-19 pandemic, the Company chose to consolidate its operations because the brand had not been built to the level that the product would turn on retail shelves without consistent consumer education and marketing efforts, which were impossible to facilitate during the pandemic. However, the Company is now ready to pick up where they left off and have hired a sales team of seasoned beverage professionals, a consumer education advocate, are utilizing several delivery vans branded with B.Y.L.T. ®, and is now back to participating in various sporting events and fitness expos. Our initial target markets are currently Florida and California with a goal to spread into Texas and national distribution over time.

Sales and Marketing

With its all-encompassing benefits and better-for-you ingredients, B.Y.L.T.® is positioned to succeed in a highly lucrative market due to being first to market, its superior product offering and an ideal market opportunity. The breakdown of favorable market trends that will help fuel the initial growth and long-term success of the Company include:

✓	Healthy living trends and lifestyles are continuing, creating a drive for better-for-you trends, active lifestyles, and a growing demand for industry products from everyday consumers.

✓

There are currently no other RTD beverages that combine the benefits of B.Y.L.T.® that athletes seek out. In order to achieve optimal nutrients, an athlete must take 3-4 supplements that are often packed with unhealthy additives such as sugars and caffeine.

✓

Sports Drinks market is projected to grow from USD 27.22 billion in 2021 to USD 36.35 billion in 2028 at a CAGR of 4.2% in the 2021-2028 period. North America dominated the sports drink market with a market share of 33.54% in 2020. Source: https://www.fortunebusinessinsights.com/sports-drink-market-102083

✓

B.Y.L.T.® is also positioned in the US Sports and Performance Drink Market which According to Mintel, grew by 12.7% in 2023, reaching over $17.5 billion in retail sales and sustain steady growth, with forecasted prediction of reaching $27.5 billion by 2028.  Source: https://store.mintel.com/us/report/sports-and-performance-drinks-us-2024/

✓

According to Statista, 36% of individuals in the U.S. purchase a ready to drink sports drink 1 – 2 times a week, while 15% purchase one over 10 times a week.  Source: https://www.statista.com/topics/3051/sports-drinks/#topicOverview

✓	There is high potential for customer loyalty in the industry and brands that deliver on their promised functional and health benefits usually keep loyal core consumers.

The Company has contracted GBS Growth Partners to strategically implement and execute its nationwide sales and distribution of our first to market sports drink. The key executives at GBS Growth Partners are comprised of former seasoned Coca-Cola, PepsiCo and Dr. Pepper executives that have over 120 years of combined experience in the beverage industry and played a key role in the sales strategy in Celsius. Their previous clients include Coca-Cola, Bolthouse Farms, Cinnabon, Nestle Waters, Honest, Celsius, and others. The Company will launch its products in a series of regional expansions, as shown in the figure below.

Over the last several months, GBS Growth Partners has introduced the Company to several high-level executives with stellar resumes specializing in the sales of new beverages within our space. Currently, the executive sales team works on a consultant basis. However, the Company plans on making several of them full time employees in the future.

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Figure 2: Map Roll Out Strategy

Customers

As of December 31, 2023, accounts receivable, net amounted to $0 and 6 customers represented 100% of receivables and 1 customer represented 90%.

Sources and Availability of Raw Materials and Principal Suppliers

Most of the inventory and raw materials we purchase occurs through our manufacturers located in Dallas, Tx and Dade City, FL. Our inventory supply is based on the sales and revenues of our products. Inventory supply is ultimately determined at the discretion of Mr. Firestone, and the Company’s COO, David Sandler based on his experience in the industry. Our inventories are commodities that can be incorporated into future products or can be sold on the open market. Additionally, we perform physical inventory inspections on a quarterly basis to assess quality and upcoming styling needs and consider the current pricing in raw materials needed for our products.

We acquire all packaging and other raw materials used for manufacturing our products on the open market. We are not constrained in our purchasing by any contracts with any suppliers and acquire raw material based upon, among other things, availability and price on the open wholesale market.

Intellectual Property

The Company presently owns the intellectual property and SmartCarb® technology patent (US Patent No. 11,103,522) which it acquired on September 29, 2021 as well as the trademark for SmartCarb® (US Registration 5880776) and the trademarks in four classes for B.Y.L.T.® (US Registration 5110265, 4810314, 6548069, 6337958)

Research and Development

There were $0 in expenses incurred for research and development in 2023.

Environmental Regulation and Compliance

The United States environmental laws do not materially impact our manufacturing as we are using state of the art facilities with equipment that complies with all relevant environmental laws. We adhere to the highest quality control standards to ensure the best possible product, meeting all of our specifications. We only use manufacturers that belong to the following trade associations and organizations.

NSF – The Public Health and Safety Organization

NSF is an independent, accredited organization that tests, audits and certifies products and systems as well as provides education and risk management. We have recently received a passing grade in an NSF health food and safety audit.

cGMP – Current Good Manufacturing Practice

Good manufacturing practice guidelines provide guidance for manufacturing, testing and quality assurance in order to ensure that a dietary supplement is safe for human consumption. GMPs are enforced in the United States by the U.S. Food and Drug Administration (FDA.)

FDA Registered Food/Beverage Facility

The FDA is responsible for protecting and promoting public health through the regulation and supervision of food safety, tobacco products, dietary supplements, prescription and over-the-counter pharmaceutical drugs, cosmetics, and veterinary products.

Certifications

Our manufacture’s facility is certified to meet the standards by the following organizations enabling us to manufacture a variety of products including Organic and Kosher.

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SQF Level III Certified

Newly acquired SQF certification, which ensures all safety and quality standards are met.

Certified HEPA Filtration

To qualify as HEPA by US government standards, an air filter must remove (from the air that passes through) 99.97% of particles that have a size of 0.3 µm or larger. All filling and blending rooms have HEPA filtration.

MANAGEMENT

Directors and Executive Officers

Set forth below is information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Joey Firestone	45	Chief Executive Officer and Chairman of the Board
David Sandler	54	Chief Operating Officer
Marc Zamora	47	Chief Financial Officer
Jack Brennan	70	Chief Distribution Officer
Andrew Garven	45	Chief Marketing Officer
Randy Smith	51	Director
Richard Vazquez	45	Director
André L. Johnson	43	Director, Nominating & Corporate Governance Committee, Compensation Committee, Independent Board
Richard Brant	54	Director, Audit Chair, Independent Board
Michael Poggi	56	Director, Compensation Chair, Nominating & Governance Chair, Independent Board
Keighley Murray	35	Director, Independent Board

Joey Firestone, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

Joey Firestone has served as our Chief Executive Officer, and Chairman of the Board since May 2019. He also served as Chief Financial Officer from May 2019 to the appointment of Lyne Donovan on September 15, 2024. Previously, Mr. Firestone served as our Director and Secretary beginning on February of 2018. A graduate of University of Miami with a B.B.A, Mr. Firestone has over 17 years of experience in operating and growing successful businesses. He was the founder and CEO of the sports nutrition company Gifted Nutrition from 2014 to 2016, which grew into over 40 countries in less than 3 years. Founder and managing member of luxury concierge company 305 Degrees from 2007 to 2018, which was named to Inc. 500’s fastest growing private companies and top 5 travel and hospitality companies on the Inc. 5000 list in 2013. His experience in operating companies, ingredient formulations, knowledge of international markets, and marketing of sport nutrition make him a great candidate for the Company.

David Sandler, Chief Operating Officer

David Sandler has over 28 years of experience in the fitness and nutrition industry as a product scientist, strength and conditioning coach, and sports and fitness consultant. He was the former COO of ProSupps Nutrition and the creator of Hyde Power Potion energy drink from 2016- 2019. Mr. Sandler was a doctoral candidate at the University of Miami and the former Assistant Strength and Conditioning Coach and head of Baseball during their 1999 National Championship season. He was also an Assistant Professor of Kinesiology and Sports Science for 6 years at Florida International University 2000-2006. With over three hundred international, national and regional lectures to his credit he comes in high demand and is regarded as a top expert in his field.

Marc Zamora, Chief Financial Officer

Marc Zamora is a seasoned executive with 17 years of experience leading financial and operational transformations for global organizations. A 2004 graduate of the University of Florida with a Bachelor of Arts in Economics, Marc has delivered multi-million-dollar cost savings and operational efficiencies while aligning business strategies with financial objectives. He has spearheaded transformative programs for Fortune 500 companies, including State Farm and Dow Chemical, specializing in enterprise architecture, digital modernization, and operational process improvement. Most recently, Marc served as Senior Manager of Performance Improvement - Technology Transformation at Ernst & Young, where he spent six years guiding large-scale technology transformations that drove significant value for clients. Known for his collaborative leadership style, Marc excels in building high-performing teams, fostering enterprise-wide relationships, and navigating complex global business landscapes. His proven ability to drive sustainable growth and operational excellence makes him a valuable asset to any organization.

Jack Brennan, Chief Distribution Officer

Jack Brennan, Managing Partner at GBS Growth Partners since 2009, holds a B.S. in Business from Boston College. With over 30 years of experience in the global food and beverage industry, Jack has held senior executive positions at The Coca-Cola Company from 1980 to 1991, Host Marriott Services from 1997 to 1999, and G. Heileman Brewing. He has been instrumental in bringing brands like Celsius, Nestle Water, Honest Tea, and BYB Brands to market, leveraging his deep industry knowledge and leadership skills.

Andrew Garven, Chief Marketing Officer

Andrew Garven is a seasoned Chief Marketing Officer with over 15 years of experience driving brand growth and innovation after graduating from McGill University in 2003.  Currently the head of brand strategy and marketing at Covers since 2021, Andrew has a proven track record of success in consumer marketing, having led campaigns for renowned brands like Dream Water from 2018 to 2020 and was the senior marketing manager at Muscletech (Iovate Health Sciences) from 2008 to 2012. His expertise extends to building strategic partnerships, as evidenced by his work on the Auston Matthews X Dream Water collaboration and previously Six Star & Russel Westbrook, Rob Gronkowski and Jon Jones partnerships. With a passion for cultivating strong brand identities and a deep understanding of consumer behavior, Andrew consistently delivers impactful marketing solutions that resonate with target audiences.

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Randy Smith, Director

Randy Smith brings over 27 years of experience in the beverage industry, with a proven track record in sales and account management. His career began at Pepsi Bottling Group from 2001 to 2008, where he spent seven years in various roles, ultimately serving as Regional Key Account Manager for the Southwest Region. He then took on the role of Western Regional Vice President at CRUNK!!! Energy Drink in 2009-2012, where he played a key role in expanding the brand's market presence through strategic account management and distribution. Randy spent eight years at Celsius Holdings (2013-2021), starting as Director of Sales before advancing to Senior Vice President of National Accounts. In this role, he led national sales strategies, managed key relationships, and played a pivotal role in the company’s growth.

Richard Vazquez, Director

Richard Vazquez is an accomplished business leader with over 20 years of experience in business operations, managerial leadership, and financial analytics. As Managing Director at Service Corporation International since 2019, he has developed and executed business strategies to achieve both short and long-term goals, established revenue-generating processes, and improved profits. His career includes significant achievements such as managing multimillion-dollar budgets, delivering complex projects on time, and leading high-performance teams. Richard's expertise encompasses financial performance monitoring, strategic planning, and driving organizational growth, making him a dynamic and influential figure to any business.

André L. Johnson, Director, Nominating & Corporate Governance Committee, Compensation Committee, Independent Board

André L. Johnson holds a Master of Business Administration from Florida Atlantic University (2013) and a Bachelor of Science in Consumer Science from Florida State University (2003). As an entrepreneur and President of Johnson Capital Management since 2012, André brings extensive experience in financial strategies and real estate investments. He began his career as a licensed mortgage broker before transitioning into real estate, where he has represented buyers, sellers, and developers in Florida for over 20 years. Previously, André served as a Senior Manager at TD Bank, from July 2010 to August 2012. There, he conducted in-depth financial reviews, developed marketing programs, and aligned regional initiatives to drive demand and build brand equity. His expertise lies in maximizing returns while minimizing risks, structuring investment portfolios for long-term growth, and staying ahead of market trends. Known for his determination, dedication, and personalized service, André consistently strives to exceed client expectations.

Richard Brant, Director, Audit Chair, Independent Board

Richard Brandt is an accomplished financial leader with deep expertise in the mortgage and financial services industry. Currently a Senior Loan Officer at Northpointe Bank since 2018, Richard is known for his ability to simplify the loan process, especially for self-employed individuals and investors. His approach, characterized by rational decision-making and clear communication, has earned him recognition as a Scotsman’s Guide Top Producer. Before his current role, Richard owned a successful nationwide process service company (2015 -2018), where his skills in strategic planning and customer relationship management were key to his success. Richard holds degrees from Tallahassee Community College, Florida State University (2000), and Florida Atlantic University, and his professional journey is marked by perseverance, resilience, and a commitment to continuous learning. Outside of work, he enjoys traveling, exploring historical sites, and playing pickleball, drawing inspiration from his experiences to fuel his professional and personal growth.

Michael Poggi, Director, Compensation Chair, Nominating & Governance Chair, Independent Board

Michael Poggi is the founder of The Millionaire’s Investment Group and Build Wealth with Land, is a nationally recognized investor, speaker, and author with over 30 years of expertise in equities, real estate, and alternative investments. He specializes in tax-free wealth-building strategies, leveraging self-directed ROTH IRAs to help clients turn retirement funds into income-generating machines. Michael’s diverse portfolio spans house flipping, land development, apartment rehabs, new construction, and partnerships in high-return ventures like hotel developments and manufacturing. A best-selling author of "Build Wealth Tax-Free", Michael has educated thousands through workshops, real estate courses, and keynote speeches alongside industry icons like Les Brown and Jack Canfield. Featured on Money Talk radio and the cover of Realty 411 magazine, Michael also runs a private zoo and exotic animal business with his family in Florida, combining his entrepreneurial spirit with his passion for wildlife. His commitment to empowering investors through innovative strategies continues to inspire and drive success.

Keighley Murray, Director, Independent Board

Keighley Murray is a seasoned professional with a robust background in the financial and legal sectors. She has a strong track record in remortgage conveyancing, coaching senior case executives, and improving process efficiency. As an E-Commerce/Payment Gateway Underwriter at Fibonatix from 2019 to 2023, she managed high-risk merchant accounts and ensured compliance with Visa and Mastercard regulations. Additionally, she has led teams in the mortgage industry, overseeing underwriting and mortgage processing to deliver efficient and effective services at Freedom Finance from 2017 - 2019. Keighley's expertise in financial risk assessment, compliance, and team management make her a valuable asset to the organization.

Family Relationships

None.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board, except to the extent governed by an employment agreement.

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Corporate Governance

Board of Directors

The Audit Committee of the Company’s Board of Directors, with the input of management, oversees the Company’s internal controls, designed to assess, identify, and manage material risks from cybersecurity threats. The Audit Committee is informed by the Company’s Chief Executive Officer, of material risks, when applicable, from cybersecurity threats. Updates on cybersecurity matters, including material risks and threats, are provided to the Company’s management and Audit Committee, which also provides updates to the Company’s Board of Directors at regular Board meetings.

Management

Under the oversight of the Audit Committee of the Company’s Board of Directors the Company’s Chief Executive Officer is primarily responsible for the assessment and management of material cybersecurity risks and establishing and maintaining adequate and effective internal controls covering cybersecurity matters.

The Audit Committee of the Company’s Board of Directors, with the assistance of the Company’s Chief Executive Officer, is responsible for overseeing the establishment and effectiveness of controls and other procedures, including controls and procedures related to the public disclosure of material cybersecurity matters.

As of the date of this report, the Company is not aware of any cybersecurity incidents that have materially affected or are reasonably likely to materially affect the Company, including its business strategy, results of operations, or financial condition and that are required to be reported.

The Board’s Role in Risk Oversight

The Board of Directors of Directors ensures that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing our company. In this regard, our Board seeks to understand and oversee critical business risks. Our Board does not view risks in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our Board recognizes that it is neither possible nor prudent to eliminate all risks. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, company management is charged with managing risk. Management communicates routinely with the Board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our Board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Much of this work has been delegated to committees, which will meet regularly and report back to the full Board. The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters, the Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs, and the Nominating & Corporate Governance Committee evaluates risk associated with management decisions and strategic direction.

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the NASDAQ Listing Rules. Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the NASDAQ Listing Rules, and all directors who sit on our Audit Committee, Nominating & Corporate Governance Committee and Compensation Committee must also be independent directors.

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Committees of the Board of Directors

Audit Committee

Michael Poggi, Keighley Murray and Richard Brant each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and NASDAQ’s  rules serve on our Audit Committee with Richard Brant serving as the Chairman. Our Board has determined that Richard Brant qualifies as an “Audit Committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.

The Audit Committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the Board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our Chief Executive Officer and Chief Financial Officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the Audit Committee’s performance and the adequacy of its charter.

Compensation Committee

Andre Johnson, Keighley Murray and Michael Poggi each of whom satisfies the “independence” requirements of Rule 10C-1 under the Exchange Act and NASDAQ rules, serve on our Compensation Committee, with Michael Poggi serving as the Chairman. The members of the Compensation Committee are also “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”), and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The Compensation Committee assists the Board in reviewing and approving the compensation structure, including all forms of compensation relating to our directors and executive officers.

The Compensation Committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the Board regarding the compensation of our independent directors; (iii) making recommendations to the Board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the Compensation Committee’s performance and the adequacy of its charter.

Nominating & Corporate Governance Committee

Andre Johnson, Keighley Murray and Michael Poggi each of whom satisfies the “independence” requirements of NASDAQ’s rules, serve on our Nominating and Corporate Governance Committee, with Michael Poggi, serving as the Chairman. The Nominating & Corporate Governance Committee assists the Board of Directors in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

The Nominating & Corporate Governance Committee is responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the Board by reviewing nominees for election to the Board submitted by stockholders and recommending to the Board the director nominees for each annual meeting of stockholders and for election to fill any vacancies on the board; (ii) advising the Board with respect to Board organization, desired qualifications of Board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with our code of ethics; and (v) approving any related party transactions.

The Nominating and Corporate Governance Committee’s methods for identifying candidates for election to our Board of Directors of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources, including members of our Board of Directors of Directors, our executives, individuals personally known to the members of our Board of Directors of Directors, and other research. The Nominating & Corporate Governance Committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the Nominating & Corporate Governance Committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other Board members; (iii) the extent to which the candidate would be a desirable addition to the Board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such Code of Ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the Code.

A copy of the Code of Ethics has been filed as an exhibit to the Registration Statement of which this prospectus is a part. It is also available on our website at https://www.eliteperformanceholdings.com. We are required to disclose any amendment to, or waiver from, a provision of our Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure as well as by SEC filings, as permitted or required by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

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Board Diversity

Each year, our Nominating & Corporate Governance Committee will review, with the Board of Directors of Directors, the appropriate characteristics, skills and experience required for the Board of Directors of Directors as a whole and its individual members. In evaluating the suitability of individual candidates, our nominating and corporate governance committee will consider factors including, without limitation, an individual’s character, integrity, judgment, potential conflicts of interest, other commitments and diversity. While we have no formal policy regarding Board diversity for our Board of Directors as a whole nor for each individual member, the Nominating & Corporate Governance Committee does consider such factors as gender, race, ethnicity, experience and area of expertise, as well as other individual attributes that contribute to the total diversity of viewpoints and experience represented on the Board of Directors.

Effective upon completion of this offering, our Board of Directors will include at least one female director.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1. any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4. being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5. being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6. being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

The Company discovered in September of 2021 that BYLT Basics, a party that it settled a previous trademark litigation case with, is in breach of its Settlement Agreement and sent a notice of breach to said party. The underlying matter is a trademark dispute for the mark B.Y.L.T.® (Reg 6548069) of which the Company also filed two oppositions of the party’s trademarks at the Trademark Trial and Appeal Board. BYLT Basics filed a lawsuit against the Company since the Company filed the two oppositions with the USPTO office and the Company filed counterclaims for trademark infringement and breach of the Settlement Agreement. Attorneys are in contact and trial will take place in 2025.

Other than as discussed above, the Company is currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our Common Stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

EXECUTIVE COMPENSATION

Summary Compensation Table — Years Ended December 31, 2024 and 2023

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Joey Firestone,	2024	$150,000		—	—	—		150,000
CEO, CFO & Chairman	2023	$125,000	(2)	—0		—		125,000
David Sandler	2024	$42,000						42,000
COO	2023	$42,000						42,000
Marc Zamora	2024	-	(5)					-
CFO	2023	-						-

______________________________

(1)	The amounts shown in this column represent the dollar value of base salary earned by each named executive officer (“NEO”).
(2)	Our CEO continues to defer salary until such time as the Company has improved its financial position
(3)	No incentive compensation was made to our officers and directors in 2024 and therefore no amounts are shown.
(4)	Amounts in this column represent the fair value required by ASC Topic 718 to be included in our financial statements for all options granted during that year.
(5)	Marc Zamora was appointed on January 15, 2025 and was not the Chief Financial Officer of the Company in 2023 or 2024.

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Executive Employment and Consulting Agreements

We have executed the following employment agreements and consulting agreements with our named executive officers. The material terms of each of those arrangements are summarized below. The summaries are not complete descriptions of all provisions of the employment and consulting arrangements and are qualified in their entirety by reference to the written employment and consulting arrangements, each filed as an exhibit to the Registration Statement of which this prospectus is a part.

Joey Firestone

On February 1, 2024 Mr. Firestone executed an Employment Agreement (the “Firestone Employment Agreement”) for his service as our Chief Executive Officer. He will be paid a base salary of $150,000 per year upon completion of the Company’s public offering and will be eligible to earn an annual bonus based on the achievement of certain goals and performance criteria established by our Board of Directors. For the fiscal years 2024-2026, the annual bonus will be 5% of the current base salary with a performance bonus based on target achievement. The employment is “at-will” and the Firestone Employment Agreement can be terminated any anytime, however, if he is terminated without cause or if he resigns for Good Reason (defined therein) he shall receive an amount equal to twelve months (12) of Executive’s then-current base salary (the “Severance Payout”). The Severance Payout is payable in equal installments over the subsequent 12 month period.

David Sandler

On September 15, 2024 Mr. Sandler executed an Employment Agreement (the “Sandler Employment Agreement”) for his service as our Chief Operating Officer. He will be paid a base salary of $150,000 per year upon completion of the Company’s public offering and will be eligible to earn an annual bonus based on the achievement of certain goals and performance criteria established by our Board of Directors. For the fiscal years 2024-2026, the annual bonus will be 5% of the current base salary with a performance bonus based on target achievement. The employment is “at-will” and the Employment Agreement can be terminated any anytime, however, if the he is terminated without cause or if he resigns for Good Reason (defined therein) he shall receive an amount equal to twelve months (12) of Executive’s then-current base salary (the “Severance Payout”). The Severance Payout is payable in equal installments over the subsequent 12 month period.

Marc Zamore

On January 15, 2025, Mr. Zamora executed an Employment Agreement (the “Zamora Employment Agreement”) for his service as our Chief Financial Officer. He will be paid a base salary of $200,000 per year which starts upon completion of the Company’s public offering and will be eligible to earn an annual bonus based on the achievement of certain goals and performance criteria established by our Board of Directors. For the fiscal years 2024-2026, the annual bonus will be 5% of the current base salary with a performance bonus based on target achievement. The employment is “at-will” and the Employment Agreement can be terminated any anytime, however, if the she is terminated without cause or if she resigns for Good Reason (defined therein) he shall receive an amount equal to twelve months (12) of Executive’s then-current base salary (the “Severance Payout”). The Severance Payout is payable in equal installments over the subsequent 12-month period.

Andrew Garven

On September 15, 2024, Mr. Garven executed an Employment Agreement (the “Garven Employment Agreement”) for his service as our Chief Marketing Officer. He will be paid a base salary of $150,000 per year upon completion of the Company’s public offering and will be eligible to earn an annual bonus based on the achievement of certain goals and performance criteria established by our Board of Directors. For the fiscal years 2024-2026, the annual bonus will be 5% of the current base salary with a performance bonus based on target achievement. The employment is “at-will” and the Employment Agreement can be terminated any anytime, however, if the he is terminated without cause or if he resigns for Good Reason (defined therein) he shall receive an amount equal to twelve months (12) of Executive’s then-current base salary (the “Severance Payout”). The Severance Payout is payable in equal installments over the subsequent 12-month period.

Consulting Agreements

On March 18, 2024, the Company entered into a Service Agreement with Greentree Financial Group, Inc. (“Greentree”) to provide certain services to the Company, including assisting the Company in responding to comments from NASDAQ, preparing a code of conduct, preparing employment agreements, and advising the Company with financial statements. In exchange for the services, Greentree received an amount of shares of the Company’s Common Stock equal to 3.5% of the total outstanding shares prior to this Offering. In addition, Greentree has received warrants (the “Warrants”) to purchase 400,000 shares of Common Stock at $2.00 per share. The Warrants also contain an anti-dilution provision which proportionately adjusts the exercise price of the Warrants if the Company issues Common Stock or securities convertible into Common Stock at a price per share less than the exercise price. Greentree was granted registration rights for a registration statement in connection with a subsequent offering, subject to certain exceptions.

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Outstanding Equity Awards at Fiscal Year-End

No executive officer named above had any unexercised options, stock that has not vested or outstanding awards under the 2024 Equity Incentive Plan as of November 20, 2024.

Additional Narrative Disclosure

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan or other retirement benefits.

Potential Payments Upon Termination or Change in Control

See “— Executive Employment and Consulting Agreements” above.

Independent Director Compensation

None of the directors of the Company received compensation for their services as a director during the fiscal years ended December 31, 2023 and December 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

No director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of the fiscal year ended December 31, 2023, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the fiscal year end for the last three completed fiscal years.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of December 31, 2024, for (i) each of our named executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of any class of our outstanding voting securities. The following table assumes that the underwriters have not exercised the over-allotment option.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Elite Performance Holding Corp., 3301 NE 1st Ave Suite M704. Suite 1E, Miami, FL 33137.

	Common Stock Beneficially			Common Stock Beneficially Owned
	Owned Prior to this offering(1)			After this offering(2)
		Percent of	Total		Percent of	Total
		Common	Voting		Common	Voting
	Common	Stock	Power	Common	Stock	Power
Name of Beneficial Owner	Stock	(%)	(%)	Stock	(%)	(%)
Joey Firestone, Owner, Officer, Director	1,500,000	12.4%	12.4%	1,500,000	10.9%	10.9%
David Sandler, Officer, Director	188,000	1.6%	1.6%	188,000	1.3%	1.3%
Jon McKenzie, Shareholder	1,000,000	8.3%	8.3%	1,000,000	7.3%	7.3%
Andrew Garven, Officer, Director	50,000	0.4%	0.4%	50,000	0.3%	0.3%
Jack Brennan, Officer, Director	354,000	2.9%	2.9%	354,000	2.5%	2.5%
All directors and executive officers as a group (8 persons)	2,092,000	17.3%	17.3%	2,092,000	15.3%	15.3%

____________________________

*	Less than 1%.
(1)	Based on 12,053,884 shares of Common Stock issued and outstanding as of December 31, 2024.
(2)	Based on 13,678,884 shares of Common Stock issued and outstanding after the public offering, assuming no exercise of the over-allotment option by the underwriters.
(3)

Joey Firestone owns 10,000,000 shares of Series A Preferred Stock, representing 100% of the total issued and outstanding shares of Preferred Stock.  Each share of Series A Preferred Stock votes the equivalent of 20 shares of Common Stock on all matters coming before a vote of the Company’s shareholders, and thus Mr. Firestone has sufficient voting power through his ownership of Series A Preferred Stock with super voting rights equal to 20 votes per share, to control the vote on substantially all corporate matters.

Accordingly, Mr. Firestone will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of Directors, and will continue to have significant influence over our business.

The Company has authorized a total of 35,000,000 Shares of Preferred Stock, $0.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors.

10,000,000 Series A preferred which carries super voting rights. Each preferred share carries 20 votes.

25,000,000 Series X convertible preferred which convert at a ratio of 1:10 preferred to Common Stock.

The 25,000,000 designated as series X have not been issued.

Prior to this offering, there were 12,053,884 shares of Common Stock outstanding representing voting power of 12,053,884 votes. Following this offering, there will be 13,678,884 shares of Common Stock outstanding, assuming no exercise of the over-allotment option by the underwriters.

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DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock is 500,000,000 shares of Common Stock, par value $0.0001 per share.

The following description summarizes important terms of our capita stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended, and our Bylaws, which have been filed as exhibits to the Registration Statement of which this prospectus is a part.

As of December 31, 2024, there are 12,053,884 shares of Common Stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one (1) vote for each share of Common Stock held of record on all matters submitted to a vote of the stockholders.

Under our Articles of Incorporation, as amended, and Bylaws, any corporate action to be taken by vote of stockholders other than for election of Directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes. Stockholders do not have cumulative voting rights.

Subject to preferences that may be applicable to any then-outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time-to-time by the Board of Directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock.

Preferred Stock

The Company has authorized a total of 35,000,000 Shares of Preferred Stock, $0.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors. As of December 31, 2017, Elite Beverage had issued 10,000,000 Shares of Preferred Stock, designated as Series A “Cumulative Preference ‘A’, for $1,000.

10,000,000 Series A preferred which carries super voting rights. Each preferred share carries 20 votes.

On February 2, 2018 Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage through a 1:1 preferred share exchange as follows. 10,000,000 Series A preferred shares of Elite Performance Holding Corp. in exchange for 10,000,000 Series A preferred shares of Elite Beverage.

On March 03, 2023, Jon McKenzie transferred his ownership of 5,000,000 Series A Preferred shares with super voting rights to Chairman and CEO Joey Firestone.

Outstanding Warrants

On March 18, 2024, the Company issued 800,000 five year warrants exercisable at $2.00, valued at $187,440 for consulting services. The Company used a Black-Scholes option pricing model with the following assumptions: stock price of $0.25 per share, volatility of 548%, expected term of 5 years, and a risk free interest rate of 4.34%.

Stock Options

On September 23, 2024, the Company adopted the 2024 Equity Incentive Plan (the “2024 Plan”). The purpose of the 2024 Plan is to advance the interests of our stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to us and by providing such persons with equity ownership opportunities and performance-based incentives.

Each stock option granted shall be exercisable at such times and terms and conditions as the Board may specify in the applicable option agreement, provided that no option will be granted with a term more than 10 years. Upon the adoption of the 2024 Plan, we reserved for issuance 25,000,000 shares of Common Stock. There are 25,000,000 shares of Common Stock authorized for non-statutory and incentive stock options, restricted stock units, and stock grants under the 2024 Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

Restricted Stock Units

 None

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Anti-Takeover Provisions

The provisions of the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Stock Structure

Prior to the commencement of this offering, there will be 12,053,884 shares of Common Stock outstanding representing voting power of 12,053,884 votes. Following this offering, there will be 13,678,884 shares of Common Stock outstanding, assuming no exercise of the over-allotment option by the underwriters.

Nevada Anti-Takeover Statutes

Pursuant to our Articles of Incorporation, we have elected not to be governed by the terms and provisions of Nevada’s control share acquisition laws (Nevada Revised Statutes 78.378 – 78.3793), which prohibit an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power.

Pursuant to our Articles of Incorporation, we have also elected not to be governed by the terms and provisions of Nevada’s combination with interested stockholders statute (Nevada Revised Statutes 78.411 – 78.444), which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s voting stock, or otherwise has the ability to influence or control such corporation’s management or policies.

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Bylaws

In addition, various provisions of our Bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of the Company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our Bylaws may be adopted, amended or repealed by an action of the Board of Directors. Our Bylaws contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Our Bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our Bylaws also permit the Board of Directors to establish the number of Directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with its own nominees.

Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of Directors or otherwise attempting to obtain control of the Company.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock are available for our Board of Directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of Common Stock could render it more difficult or discourage an attempt to obtain control of the Company by means of a proxy context, tender offer, merger or other transaction since our Board of Directors can issue large amounts of capital stock as part of a defense to a take-over challenge.

Supermajority Voting Provisions

Nevada law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s Articles of Incorporation, unless a corporation’s Articles of Incorporation or Bylaws, as the case may be, require a greater percentage. Our Articles of Incorporation and Bylaws do not ;require a supermajority vote on any matters, of Directors the 10,000,000 shares of Series A Preferred Stock allow our CEO Joey Firestone super voting rights whereby each share of Series A Preferred Stock votes the equivalent of 20 shares of Common Stock.

Cumulative Voting

The holders of our Common Stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of our company by replacing its Board of Directors.

Transfer Agent and Registrar

We have appointed Mountain Share Transfer 2030 Powers Ferry Rd SE, Suite 212, Atlanta, GA 30339, telephone (404) 474-3110, as the transfer agent for our Common Stock

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our Common Stock that is being issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This summary is based on provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable U.S. Treasury Regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income tax consequences of owning and disposing of our Common Stock as described in this summary. There can be no assurance that the Internal Revenue Service, or IRS, will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the ownership or disposition of our Common Stock.

This summary is limited to Non-U.S. Holders (as defined below) that hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our Common Stock.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, including, without limitation:

●

a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in securities, dealer in currencies, U.S. expatriate, controlled foreign corporation, passive foreign investment company or a foreign trust with US person beneficiaries;

●	a Non-U.S. Holder holding our Common Stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

●	a Non-U.S. Holder that holds or receives our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

●	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding Common Stock.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our Common Stock should consult their own tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our Common Stock that are applicable to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our Common Stock that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity classified as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an entity or arrangement treated as a partnership;

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●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our Common Stock.

Distributions on Our Common Stock

We do not currently expect to pay any cash dividends on our Common Stock. If we make distributions of cash or property (other than certain pro rata distributions of our Common Stock) with respect to our Common Stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax rules. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our Common Stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain from a disposition of our Common Stock subject to the tax treatment described below in “— Dispositions of Our Common Stock.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

Distributions on our Common Stock that are treated as dividends and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons. An exception may apply if the Non-U.S. Holder is eligible for, and properly claims, the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. In such case, the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to the U.S. withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our Common Stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. The amount of taxable earnings and profits is generally reduced by amounts reinvested in the operations of the U.S. trade or business and increased by any decline in its equity.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under any relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “— Backup Withholding and Information Reporting” and “— FATCA Withholding.”

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Dispositions of Our Common Stock

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of our Common Stock unless:

●

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); in such case, the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; or

●

we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our Common Stock.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC. However, because the determination of whether we are a USRPHC is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a USRPHC, the tax relating to disposition of stock in a USRPHC generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our Common Stock at all times during the applicable period, provided that our Common Stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury Regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding any possible adverse U.S. federal income tax consequences to them if we are, or were to become, a USRPHC.

The foregoing discussion is subject to the discussions below under “— Backup Withholding and Information Reporting” and “— FATCA Withholding.”

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) may apply to dividends paid by U.S. corporations in some circumstances, but will not apply to payments of dividends on our Common Stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person or is otherwise entitled to an exemption. However, the applicable withholding agent generally will be required to report to the IRS (and to such Non-U.S. Holder) payments of dividends on our Common Stock and the amount of U.S. federal income tax, if any, withheld from those payments. In accordance with applicable treaties or agreements, the IRS may provide copies of such information returns to the tax authorities in the country in which the Non-U.S. Holder resides.

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The gross proceeds from sales or other dispositions of our Common Stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of any of our Common Stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our Common Stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our Common Stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as FATCA) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our Common Stock) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our Common Stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its Common Stock will affect the determination of whether such withholding is required. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019, U.S. Treasury Regulations proposed in December 2018 eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

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UNDERWRITING

In connection with this offering, we have entered into an Underwriting Agreement with D. Boral Capital LLC, (“D.Boral Capital”) and Craft Capital Management LLC (Craft Capital)as the representative of the underwriters named in this prospectus, with respect to the Common Stock in this offering. Under the terms and subject to the conditions contained in the Underwriting Agreement, the representative will agree to purchase from us on a firm commitment basis the respective number of shares of Common Stock at the public price less the underwriting discounts set forth on the cover page of this prospectus, and we have agreed to sell to the underwriters, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock listed next to its name in the following table:

Underwriter	Number of Shares
D. Boral Capital LLC	[ ]
Craft Capital LLC	[ ]
Total

The shares of Common Stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus. Any shares of Common Stock sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $[*] per share. If all of the shares are not sold at the offering price, the representative may change the offering price and the other selling terms. The representative has advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more shares of Common Stock than the total number set forth in the table above, we have granted to the representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to [____] additional shares of Common Stock at the public offering price less the underwriting discount, constituting 15% of the total number of shares of Common Stock to be offered in this offering (excluding shares subject to this option). The representative may exercise this option solely for the purpose of covering over-allotments in connection with this offering. This offering is being conducted on a firm commitment basis. Any shares of Common Stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of Common Stock that are the subject of this offering.

As additional compensation for Underwriter’s services, the Company shall issue to Underwriters or its designees at the closing of the Offering (the “Closing”), and each closing of the Over-Allotment Option (if any), warrants (the “Underwriter’s Warrants”) to purchase that number of shares of common stock of the Company (“Common Stock”) equal to three percent (3.0%) of the aggregate number of shares of Common Stock sold in the Offering. The Underwriter’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and a half-year period commencing six (6) months from the effective date of the Offering, at a price per share equal to 100.0% of the public offering price per Security. The Underwriter’s Warrants will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) and future issuance of Common Stock or Common Stock equivalents at prices (or with exercise and/or conversion prices) below the Offering price as permitted under FINRA Rule 5110(f)(2)(G).

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in compliance with Regulation M under the Exchange Act, as described below:

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

●

Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

●

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriters sell more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

●

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

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Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the representative):

	Per Share	Total Without Over- Allotment Option	Total With Entire Over- Allotment Option
Assumed public offering price	$4.00	$6,500,000	$7,475,000
Underwriting discounts and commissions (8%)	$0.40	$650,000	$747,500
Proceeds, before expenses, to us	$3.60	$5,850,000	$6,727,500
Non-accountable expense allowance (1%)	$0.04	$65,000	$74,750

We have agreed to pay a non-accountable expense allowance to the representative equal to 1% of the gross proceeds received at the closing of the offering.

We will be also responsible for and will pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the securities with the Commission; (b) all fees and expenses relating to the listing of the Company’s Common Stock; (c) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the underwriters’ counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the representative may reasonably designate; (e) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriters; and (g) the fees and expenses of the Company’s accountants; (h) all filing fees and communication expenses associated with the review of this offering by FINRA; (i) other expenses, considering that a total amount of all fees and expenses including “road show,” diligence, and reasonable legal fees and disbursements for the underwriters’ counsel shall not exceed $50,000 if offering is unsuccessful and up to a max of $229,500 if successful. Additionally, D. Boral Capital and Craft Capital shall be paid a total of 1% of the gross proceeds of the offering as reimbursement for non-accountable expenses.

Representative’s Warrant

As additional compensation for Underwriter’s services, the Company shall issue to Underwriters or its designees at the closing of the Offering (the “Closing”), and each closing of the Over-Allotment Option (if any), warrants (the “Underwriter’s Warrants”) to purchase that number of shares of common stock of the Company (“Common Stock”) equal to three percent (3.0%) of the aggregate number of shares of Common Stock sold in the Offering. The Underwriter’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and a half-year period commencing six (6) months from the effective date of the Offering, at a price per share equal to 100.0% of the public offering price per Security. The Underwriter’s Warrants will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) and future issuance of Common Stock or Common Stock equivalents at prices (or with exercise and/or conversion prices) below the Offering price as permitted under FINRA Rule 5110(f)(2)(G).

The underwriters’ warrant and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the underwriters’ warrant nor any of our shares of Common Stock issued upon exercise of the underwriters’ warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement date of sales in this offering, subject to certain exceptions. The underwriters’ warrant to be received by the representative and related persons in connection with this offering fully comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2).

Right of First Refusal

We have agreed to provide D. Boral Capital and Craft Capital the right of first refusal until 12 months after this offering is completed (“RoFR Termination Date”) to act as exclusive financial advisor in connection with any acquisition or other effort by the Company to obtain control, directly or indirectly and whether in one or a series of transactions, of all or a significant portion of the assets or securities of a third party, or the sale or other transfer by the Company, whether in one or a series of transactions, of assets or securities, or any extraordinary corporate transaction, regardless of the form or structure of such transaction, or as sole bookrunning underwriter or sole placement agent, as the case may be, on any financing for the Company. In the event the Company advises D. Boral Capital and Craft Capital that it desires to affect any such financing, the Company and D. Boral Capital and Craft Capital will negotiate in good faith the terms of D. Boral Capital and Craft Capital’s engagement in a separate agreement, which agreement would set forth, among other matters, compensation for D. Boral Capital and Craft Capital based upon customary fees for the services provided. D. Boral Capital and Craft Capital’s participation in any such financing will be subject to the approval of D. Boral Capital and Craft Capital’s internal committees and other conditions customary for such an undertaking.

Tail Financing

We have agreed to pay D. Boral Capital and Craft Capital a total cash fee equal to eight percent (8.0%) of the gross proceeds actually received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by D. Boral Capital and Craft Capital to the Company during the Engagement Period, in connection with any public or private financing or capital raise (each a "Tail Financing"), if such Tail Financing is consummated at any time during the Engagement Period or within the twelve (12) month period following the expiration or termination of the Engagement Period (the "Tail Period"), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party's participation.

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Lock-Up Agreements

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of D. Boral Capital and Craft Capital (which shall not be unreasonably withheld, delayed, or conditioned) it will not, during the Engagement Period (including any extensions thereof) and additionally for a period of 180 days after the Closing of the Offering (the "Lock-Up Period"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. Additionally, the Company's directors and officers, and affiliates and 5% or greater holder(s) of the outstanding shares of Common Stock as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into shares of Common Stock) shall enter into customary "lock-up" agreements in favor of D. Boral Capital and Craft Capital pursuant to which such persons and entities shall agree, for a period of one hundred eighty (180) days after the Closing of Offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions. The foregoing restrictions shall also be contained and set forth in the Underwriting Agreement and customary "lock-up" agreements, as applicable.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by an underwriter is not part of this prospectus or the Registration Statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

Other than in the United States, action has been taken in any jurisdiction that would permit a public offering of the securities offered by this prospectus, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities, where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Matheau J. W. Stout, Esq. Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel for the representative of the underwriters with respect to this offering.

EXPERTS

The audited financial statements of our company appearing elsewhere in this prospectus have been included herein in reliance upon the report of M&K CPAS, PLLC, an independent registered public accounting firm, appearing elsewhere herein (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the financial statements), and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement we filed with the SEC. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits to the Registration Statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at https://www.eliteperformanceholdings.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Financial Statements

Audited Financial Statements

F-1

Elite Performance Holding Corp.

Consolidated Balance Sheets

	September 30,	December 31,
	2024	2023
ASSETS	(Unaudited)
CURRENT ASSETS
Cash	$94	$52
Inventory	25,761	30,802
Prepaid expenses	22,265	-
Total Current Assets	48,120	30,854

Property and equipment, net	30,257	38,484
Right of use asset	83,934	101,400
TOTAL ASSETS	$162,311	$170,738

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$944,575	$879,943
Accounts payable and accrued expenses related party	712,475	633,314
Accrued expenses	290,802	397,112
Lease liability - current	22,268	19,064
Advances	29,500	215,000
Convertible notes payable (net of debt discount)	1,345,495	820,250
Total Current Liabilities	3,345,115	2,964,683

Longterm Liabilities
Lease liability - long-term	61,240	76,930
PPP Loan	95,485	95,485
Total Long-Term Liabilities	156,725	172,415
Total Liabilities	3,501,840	3,137,098

Commitments and Contingencies	-	-

STOCKHOLDERS' DEFICIT
Preferred stock; $0.0001 par value, 35,000,000 shares authorized, 10,000,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1,000	1,000
Common stock; $0.0001 par value, 465,000,000 shares authorized, 109,081,270 and 130,397,550 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	12,763	13,040
Shares to be issued	50,000	50,000
Additional paid-in capital	6,476,849	5,759,788
Accumulated deficit	(9,880,141)	(8,790,188)
Total Stockholders' Deficit	(3,339,529)	(2,966,360)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$162,311	$170,738

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-2

Elite Performance Holding Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

REVENUES	$-	$13,433	$681	$40,141
COST OF GOODS SOLD	-	13,267	5,560	43,476
GROSS PROFIT (LOSS)	-	166	(4,879)	(3,335)

OPERATING EXPENSES
Legal and accounting	99,029	65,765	210,530	206,406
Advertising	11,982	21,251	20,479	63,462
Consulting	63,156	140,900	357,573	372,724
General and administrative	100,783	141,815	323,493	387,829
Total Operating Expenses	274,950	369,731	912,075	1,030,421

OPERATING LOSS	(274,950)	(369,565)	(916,954)	(1,033,756)

OTHER INCOME (EXPENSE)
Other income	2,700	10,188	4,945	10,188
Interest expense	(86,072)	(40,797)	(177,944)	(113,666)

Total Other Expense	(83,372)	(30,609)	(172,999)	(103,478)

NET LOSS	$(358,322)	$(400,174)	$(1,089,953)	$(1,137,234)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)	$(0.01)	$(0.01)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	109,110,083	129,758,257	113,116,443	128,996,245

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-3

Elite Performance Holding Corp.

Consolidated Statements of Stockholders Deficit

For the nine months ended September 30, 2024 and 2023

(Unaudited)

					Shares	Additional		Total
	Common Stock		Preferred Stock		to be	Paid-in	Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	(Deficit)
Balance December 31, 2023	130,397,550	$13,040	10,000,000	$1,000	$50,000	$5,759,788	$(8,790,188)	$(2,966,360)

Shares to be issued for Services	860,000	86	-	-	-	85,914	-	86,000
Retirement of founder shares	(25,000,000)	(2,500)				2,500		-
Warrants issued for services						77,623		77,623
Shares issued in connection with convertible debt	140,000	14	-	-	-	34,986	-	35,000
Shares issued as debt issuance cost	50,000	5	-	-	-	4,995	-	5,000
Net loss							(496,619)	(496,619)
Balance March 31, 2024	106,447,550	10,645	10,000,000	1,000	50,000	5,965,806	(9,286,807)	(3,259,356)

Shares to be issued for Services	120,000	120	-	-	-	11,880	-	12,000
Warrants issued for services						15,884		15,884
Shares issued in connection with convertible debt	2,415,720	1,900	-	-	-	454,886	-	456,786
Shares issued as AP	18,000	18	-	-	-	4,482	-	4,500
Net loss							(235,012)	(235,012)
Balance June 30, 2024	109,001,270	12,683	10,000,000	1,000	50,000	6,452,938	(9,521,819)	(3,005,198)

Shares issued for Services	40,000	40	-	-	-	3,960	-	4,000
Warrants issued for services						9,991		9,991
Shares issued as AP	40,000	40	-	-	-	9,960	-	10,000
Net loss							(358,322)	(358,322)
Balance September 30, 2024	109,081,270	$12,763	$10,000,000	$1,000	$50,000	$6,476,849	$(9,880,141)	$(3,339,529)

Balance December 31, 2022	127,881,300	$12,788	10,000,000	$1,000	50,000	$5,473,417	$(7,342,419)	$(1,805,214)

Shares to be issued for Reg D subscriptions	600,000	60			9,000	59,940		69,000
Shares issued for services					10,000	6,000		16,000
Net loss							(363,959)	(363,959)
Balance March 31, 2023	128,481,300	12,848	10,000,000	1,000	69,000	5,539,357	(7,706,378)	(2,084,173)

Reg D subscriptions	130,000	13	-	-	-	12,987	-	13,000
Shares to be issued for Reg D subscriptions					(9,000)			(9,000)
Shares issued for services	660,000	66	-	-	-	59,934	-	60,000
Shares to be issued for Services					(10,000)			(10,000)
Shares issued in connection with convertible debt	120,000	12	-	-	-	34,988	-	35,000
Net loss	-	-	-	-	-	-	(373,101)	(373,101)
Balance June 30, 2023	129,391,300	12,939	10,000,000	1,000	50,000	5,647,266	(8,079,479)	$(2,368,274)

Shares issued for services	660,000	66	-	-	-	65,934	-	66,000
Shares issued in connection with convertible debt	40,000	4	-	-	-	9,996	-	10,000
Net loss	-	-	-	-	-	-	(400,174)	(400,174)
Balance September 30, 2023	130,091,300	$13,009	$10,000,000	$1,000	$50,000	5,723,196	$(8,479,653)	$(2,692,448)

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-4

Elite Performance Holding Corp.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,089,953)	$(1,137,234)
Items to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	42,029	23,888
Shares issued for services	102,000	132,000
Warrants issued for services	103,498	-
Depreciation expense	8,227	8,228
Changes in operating assets and liabilities
(Increase) / decrease in accounts receivable	-	25,202
(Increase) / decrease in inventory	5,041	34,873
(Increase) / decrease in prepaid expenses	(22,265)	1,951
(Increase) / decrease in right of use assets	17,466	18,049
Increase in accounts payable - related party	79,161	147,625
Increase in accounts payable and accrued expenses	167,823	302,900
Net Cash Used in Operating Activities	(586,973)	(442,518)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible debt	-	295,000
Proceeds from notes payable	580,000	98,500
Repayments of notes payable	(42,000)	(75,447)
Bank overdraft	-	747
Payments on financing leases	(12,485)	(8,275)
Proceeds from advances	61,500	50,000
Proceeds from sale of common stock and shares to be issued	-	73,000
Net Cash Provided by Financing Activities	587,015	433,525

Increase (Decrease) in Cash	42	(8,993)

CASH AT BEGINNING OF PERIOD	52	8,993

CASH AT END OF PERIOD	$94	$-

Supplemental Cash Flow Information:

Cash paid for:
Interest Paid	$6,580	$16,799
Taxes	$-	$-

Non-Cash Investing and Financing Activities:
Shares issued in conversion with convertible notes	$491,786	$45,000
Shares issued as debt issuance cost	$5,000	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-5

Elite Performance Holding Corp.

Consolidated Notes to the Financial Statements

For the three and nine months ended September 30, 2024

(Unaudited)

NOTE 1 - GENERAL

Business Overview

Elite Performance Holding Corporation (“EPH”) was formed on January 30, 2018 (inception) and is a holding company with anticipated holdings in companies centered on innovative and proprietary nutritional and dietary fitness enhancement products, that are in the sports performance, weight loss, nutritional, functional beverage, and energy markets.

On February 2, 2018, a contribution and assignment agreement was executed by Joseph Firestone and Jon McKenzie (collectively, the “Assignors”), and Elite Performance Holding Corp., a Nevada corporation (the “Assignee”). Whereas Firestone and McKenzie were the owners of 50,000,000 shares of common stock, $0.0001 par value, for a total of 100,000,000 shares of common stock (collectively, the “Shares”) of Elite Beverage International Corp., a Nevada corporation (the “Company”), which shares represented all authorized, issued and outstanding shares of the Company.

Elite Beverage International is a 100% wholly owned subsidiary of Elite Performance Holding Corp.

BYLT Performance, LLC is a wholly owned subsidiary of Elite Beverage International Corp. and currently holds all of the trademarks and intellectual property for the company.

Our Products and Services

On August 01, 2020, the Company entered into an Exclusivity Agreement between its wholly owned subsidiary Elite Beverage International Corp. and Bruce Kneller for exclusive rights on a patent pending SmartCarb® technology (US Patent Application No. 16/785,498.) This Agreement gives the Company first right of refusal to purchase the technology upon issuance of its patent for 200,000 shares in the Company.

On September 29, 2021, the Company entered into an Agreement between its wholly owned subsidiary Elite Beverage International Corp. and Bruce Kneller for the transfer and assignment of the SmartCarb® technology (US Patent No. 11,103,522 issued August 31, 2021.) This Agreement gives the Company the intellectual property and patent ownership for 400,000 shares valued at $20,000 that were issued October 1, 2021. For the year ended December 31, 2021, an impairment loss of $20,000 was recognized on the Patent acquisition and recorded to other income (expense).

NOTE 2 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of September 30, 2024, the Company had an accumulated deficit of $9,880,141. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to generate profits from the Company’s future operations, identify future investment opportunities and obtain the necessary debt or equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the operations of the Company and its wholly-owned subsidiary, Elite Beverage International Corp.

All significant intercompany accounts and transactions have been eliminated in consolidation.

F-6

The Company’s consolidated financial statements are prepared using the accrual method of accounting and are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The Company has elected a calendar year-end.

Going concern

The Company’s consolidated financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has recently accumulated significant losses and has negative working capital. All of these items raise substantial doubt about its ability to continue as a going concern. Management’s plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Company’s ability to continue as a going concern are as follows:

The Company is currently trying to raise new debt or equity to set up and market its line of sports drinks. If the Company is not successful in the development and implementation of a concept which produces positive cash flows from operations, the Company may be forced to continue to raise additional equity or debt financing to fund its ongoing obligations or risk ceasing doing business.

There can be no assurance that the Company will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.

Cash and Cash Equivalents

The Company maintains the majority of our cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per commercial bank. For purposes of the statement of cash flows, the Company consider all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

Accounts Receivable

The Company grants credit to our customers located within the United States of America; and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us.  As of September 30, 2024 and December 31, 2023, the Company had $0 in accounts receivable respectively.  The allowance for doubtful trade receivables was $0 as of September 30, 2024 and December 31, 2023, respectively.

Inventory

Inventories are valued at the lower of weighted average cost or net realizable value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. The Company makes provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. During the nine months ending September 30, 2024, the Company wrote off $5,041 in damaged inventory. As of September 30, 2024 and December 31, 2023, the Company had $25,761 and $30,802 in inventory respectively.  The Company had no reserve for potentially obsolete inventory as of September 30, 2024 and December 31, 2023, respectively.

Prepaid Expenses

Prepaid expenses are expenditures that have not yet been consumed, and so are capitalized for a short period of time. They are initially recorded on the balance sheet as current assets, and are later charged to expense.  As of September 30, 2024 and December 31, 2023, we had $22,265 and $0 in prepaid expenses, respectively.

F-7

Basic and Diluted Loss Per Share

The Company presents both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company had net losses as of September 30, 2024 and December 31, 2023, so then diluted EPS excluded all dilutive potential shares in the diluted EPS because their effect is anti-dilutive. As of September 30, 2024, the Company had $1,345,495 in convertible notes plus accrued interest of $264,715 that may be converted into 22,546,690 shares of common stock. As of December 31, 2023, the Company had $545,250 in convertible notes plus accrued interest of $259,971 that may be converted into 16,104,420 shares of common stock.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Research and Development

Research and development costs are expensed as incurred. Research and development expenses primarily consist of salaries and benefits for research and development employees, stock-based compensation, consulting fees, lab supplies, and regulatory compliance costs. For the three and nine months ended September 30, 2024 and 2023, the Company had $0 research and development (R&D) expense, respectively.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The company’s performance obligation is to deliver the product(s) per the contract and the obligation is met upon receipt of the product by the purchaser. Prices are predetermined plus applicable taxes and shipping costs. The company’s main source of revenue comes from distributors, retail stores and gyms, and online sales primarily coming from the company website and Amazon. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience.

For the nine months ended, as of September 30, 2024 and 2023, the Company had $681 and $40,141, respectively in revenue from the sale of our products.

Stock-Based Compensation

The Company records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718 “Stock Compensation” and are measured and recognized based on the fair value of the equity instruments issued. In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718). This update is intended to reduce cost and complexity and to improve financial reporting for share-based payments issued to non-employees (for example, service providers, external legal counsel, suppliers, etc.). The ASU expands the scope of Topic 718, Compensation-Stock Compensation, which currently only included share-based payments issued to employees, to also include share-based payments issued to non-employees for goods and services. Consequently, the accounting for share-based payments to non-employees and employees will be substantially aligned. This standard has been effective and applied for financial statements issued by public companies for the annual and interim periods after December 15, 2018.

F-8

Long Lived Assets

Periodically the Company assesses potential impairment of its long-lived assets, which include property, equipment and acquired intangible assets, in accordance with the provisions of ASC Topic 360, “Property, Plant and Equipment.” The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. For the three and nine months ended, as of September 30, 2024 and 2023, the Company did not record any impairment on our previously announced Patent acquisition, resulting in no other income (expense) being recognized.

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Depreciation and amortization is recorded on the straight-line basis method over the estimated useful lives of the assets.

Accounting Standards Issued But Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740)—Improvements to Income Tax Disclosure” (“ASU 2023-09”), which establishes new income tax disclosure requirements in addition to modifying and eliminating certain existing requirements. ASU 2023-09 is required to be adopted for annual periods beginning after December 15, 2024, with early adoption permitted. The Company will adopt this accounting standard update effective January 1, 2025. The Company expects that the adoption of the standard will not have a material impact on our consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to be relevant or have a material impact on the consolidated financial statements upon adoption.

F-9

NOTE 3 - RELATED PARTY TRANSACTIONS

Accounts and Notes Payable related party

For the nine months ended September 30, 2024 and 2023, the Company had $0 and $27,000, respectively, in consulting expense to “I Know a Dude, Inc.” owned by Laya Clark. Mr. Clark is a former member of our Board of Directors. As of September 30, 2024, the Company had an outstanding balance due of $122,922, which is included in accounts payable related party.

For the nine months ended September 30, 2024 and 2023, the Company had $24,022 and $0, respectively, for un-reimbursed business expenses.  As of September 30, 2024 and December 31, 2023 the Company also had an outstanding balance due to Joey Firestone of $15,000 and $40,000, respectively, for consulting services, and $559,687 and $310,937 for salary, respectively, which is included in accounts payable related party.

For the nine months ended September 30, 2024 and 2023, the Company had $0 in accounting expense respectively to “The Mosely Group.” owned by Reesa McKenzie. Ms. McKenzie is the sister of John McKenzie. On April 26, 2024, the Company converted the $4,500 balance to 18,000 shares of common stock. As of September 30, 2024 and December 31, 2023, the Company had an outstanding balance due of $0 and $4,500, respectively, which is included in accounts payable related party.

One February 1, 2021 the Company renewed the employment agreement with Joey Firestone with milestone performance bonuses in shares of restricted 144 stock.

On January 1, 2021, the Company entered into a royalty free trademark licensing agreement between Elite Beverage International Corp. and its subsidiary BYLT Performance LLC in consideration for 5,000,000 (valued at par $0.0001 per share) shares to be issued in the amount of $500 which were issued April 29, 2021.

On May 6, 2022, the Company entered into a lease agreement with its CEO, Joey Firestone, for three cargo vans to be used for delivery and distribution of its products. Mr. Firestone is the guarantor of these vehicles, which he acquired for the sole purpose of the operations of Elite Beverage International. Total initial payments for all three vehicles were $19,000. Each vehicle has a purchase option upon the completion of the lease agreement. See Note 4 for additional details.

For the nine months ended September 30, 2024 and 2023, the Company had $0 and $0, respectively, in revenue from related parties.

NOTE 4 - LEASES

Our adoption of ASU 2016-02, Leases (Topic 842), and subsequent ASUs related to Topic 842, requires us to recognize substantially all leases on the balance sheet as an ROU asset and a corresponding lease liability. The new guidance also requires additional disclosures as detailed below. The Company adopted this standard on the effective date of January 1, 2019 and used this effective date as the date of initial application. Under this application method, the Company was not required to restate prior period financial information or provide Topic 842 disclosures for prior periods. The Company elected the ‘package of practical expedients,’ which permitted us to not reassess our prior conclusions related to lease identification, lease classification, and initial direct costs, and the Company did not elect the use of hindsight.

Lease ROU assets and liabilities are recognized at commencement date of the lease, based on the present value of lease payments over the lease term. The lease ROU asset also includes any lease payments made and excludes any lease incentives. When readily determinable, the Company uses the implicit rate in determining the present value of lease payments. When leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the lease commencement date, including the lease term.

The Company recognized a $83,934 right-of-use asset and $83,508 in a related party lease liability for our finance leases. For our finance leases, the asset is included in other long-term assets on the balance sheet and is amortized within operating income over the lease term. The long-term component of the lease liability is included in other long-term liabilities, net, and the current component is included in other current liabilities.

F-10

On May 6, 2022, the Company entered into a lease agreement with its CEO, Joey Firestone, for three cargo vans to be used for delivery and distribution of its products. Mr. Firestone is the guarantor of these vehicles, which he acquired for the sole purpose of the operations of Elite Beverage International. The monthly payment for each vehicle is 66 months of $706.07(APR 8.99%) (2019 Mercedes Sprinter Van), 72 months of $806.76 (APR9.95%) (2019 Ford Transit Van), and 72 months of $796.94. (APR 10.59%) (2020 Ford Transit Van) Each vehicle has a purchase option upon the completion of the lease agreement. Total initial payments were $19,000 for all three vehicles which was $9,000. $5,000, and $5,000 for each one, respectively.

The Company incurred amortization expense, which is included as part of selling, general and administrative expenses, of $17,579 and $18,049 plus interest expense of $6,580 and $7,870 during the nine months ended September 30, 2024 and 2023, respectively.

The tables below present financial information associated with our leases.

	Balance Sheet	September 30,	December 31,
	Classification	2024	2023

Right-of-use assets	Other long-term assets	$83,934	$101,400
Current lease liabilities	Other current liabilities	22,268	19,064
Non-current lease liabilities	Other long-term liabilities	61,240	76,930

As of September 30, 2024, our maturities of our lease liabilities are as follows:

Maturity of lease liabilities
2024 (three months remaining)	$10,872
2025	27,717
2026	27,717
2027	27,012
Thereafter	5,832
Total lease payments	$99,150
Less: Imputed interest	(15,642)
Present value of lease liabilities	$83,508

NOTE 5 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment—at cost, less accumulated depreciation:

September 30, 2024
Trucks	$55,000

Total cost	55,000

Less accumulated depreciation	(24,743)

Net, property and equipment	$30,257

Depreciation expense for the nine months ended September 30, 2024 and 2023 was $8,228 and $8,228, respectively. The trucks are being depreciated over a useful life of 5 years.

F-11

NOTE 6 - COMMON STOCK AND COMMON STOCK WARRANTS

Common Stock

The Company had authorized a total of 400,000,000 shares of Common Stock, par value of $0.0001 as of December 31, 2017 for Elite Beverage International. However, Elite Performance Holding Corp. is now the successor company and as of December 31, 2022 there are 465,000,000 (Four Hundred Sixty-Five Million) shares authorized, par value of $0.0001, respectively.

On February 2, 2018, Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage International through a 1:2 common share exchange as follows: 50,000,000 common shares of Elite Performance Holding, Corp., in exchange for 100,000,000 common shares of Elite Beverage International, Inc.

Restricted Shares issued

For the year ended December 31, 2023, the Company issued 730,000 shares in connection with the Regulation D offering in the amount of $73,000 valued at $0.10 per share.

For the year ended December 31, 2023, the Company issued 1,570,000 shares in the amount of $157,000 valued at $0.10 per share for consulting services.

For the year ended December 31, 2023, the Company issued 200,000 shares in the amount of $55,000 valued at $0.25 per share for the conversion of $55,000 principal of a convertible note payable made within the terms of the agreement and no gain or loss results from it. In addition, the Company issued 16,250 shares valued at $0.10 per share as consideration upon the execution of these agreements.

As of December 31, 2023 the Company had 130,397,550 common shares outstanding.

For the nine months ended September 30, 2024, the Company issued 1,020,000 shares in the amount of $93,000 valued at $0.10 per share for consulting services.

For the nine months ended September 30, 2024, the Company issued 2,555,720 shares in the amount of $491,786 valued at $0.25 per share were issued for the conversion of $591,786 principal and accrued interest of convertible notes payable made within the terms of the agreement and no gain or loss results from it.

On January 23, 2024, the Company issued 50,000 shares to Hillyer as incentive in relation to the consolidation and modification of various notes, accrued interest and advances.

On March 1, 2024, it was determined that in the best interests of the Company to reduce the total outstanding shares of common stock and Jon Mckenzie retired fifteen million shares of common stock back to the company at no fee and Joey Firestone retired ten million shares of common stock back to the Company at no fee.

On April 26, 2024, the Company issued 18,000 shares to a related party in relation to an accounts payable balance totaling $4,500.

On August 12, 2024, the Company issued 40,000 shares to a consultant decreasing an accounts payable balance by $10,000. A balance of $2,925 still remains. No gain or loss on settlement of AP was recorded.

As of September 30, 2024, the Company had 109,081,270 common shares outstanding.

F-12

Common Stock Warrants

On March 18, 2024, the Company issued 800,000 five year warrants exercisable at $2.00 valued at $77,623 for consulting services. The Company used a Black-Scholes option pricing model with the following assumptions: stock price of $0.10 per share, volatility of 236%, expected term of 5 years, and a risk free interest rate of 4.34%.

On May 6, 2024, the Company issued 160,000 five year warrants exercisable at $2.00 valued at $15,884 for consulting services. The Company used a Black-Scholes option pricing model with the following assumptions: stock price of $0.10 per share, volatility of 276%, expected term of 5 years, and a risk free interest rate of 4.50%.

On August 20, 2024, the Company issued 100,000 five year warrants exercisable at $2.00 valued at $9,991 as part of a convertible note issued. The Company used a Black-Scholes option pricing model with the following assumptions: stock price of $0.10 per share, volatility of 329%, expected term of 5 years, and a risk free interest rate of 3.69%.

NOTE 7 - PREFERRED STOCK

The Company has authorized a total of 35,000,000 Shares of Preferred Stock, $0.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors.  As of December 31, 2017, Elite Beverage International Corp had issued 10,000,000 Shares of Preferred Stock, designated as series A “Cumulative Preference ‘A’”, for $1,000.

10,000,000 Series A preferred which carries super voting rights. Each preferred share carries 20 votes.

On February 2, 2018 Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage International through a 1:1 preferred share exchange as follows. 10,000,000 Series A preferred shares of Elite Performance Holdings Corp. in exchange for 10,000,000 Series A preferred shares of Elite Beverage International Inc.

On March 03, 2023, Jon McKenzie transferred his ownership of 5,000,000 Series A Preferred shares with super voting rights to Chairman and CEO Joey Firestone.

NOTE 8 - NOTE PAYABLE

On April 30, 2020 Elite Beverage International was approved for a loan for $201,352 through the Payment Protection Program (PPP) with an interest of 0.98% per annum and a maturity date of April 23, 2022. Forgiveness in the amount of $105,867 was given on September 2, 2021, which was recorded as a gain on forgiveness on debt in the statement of operations. As of February 9, 2022, The SBA has paid off the balance of the PPP loan with the lender. The Company is waiting for formal confirmation from the SBA on the status of the loan balance and once received will record the forgiveness of the debt. On the PPP loan, interest expense was $239 and $239 for the three months ended March 31, 2024 and 2023, respectively. The balance of this PPP loan is $95,485 as of September 30, 2024 and December 31, 2023, respectively.

During the nine months ended September 30, 2024 and years ended December 31, 2023 and 2022, the Company entered into non-convertible, non-interest bearing advances for $90,000, $50,000, $75,000, $20,000, $20,000, $12,000, $7,500 and $2,000, respectively from a third party. During the nine months ended September 30, 2024, the Company converted $205,000 in advances to a convertible note and repaid $42,000 in advances. As of September 30, 2024 and December 31, 2023, the balance of this advance is $29,500 and $215,000, respectively.

In January of 2023, the Company entered into a refinance agreement with a third party that held the original agreement on July of 2022.  In July of 2022, the Company entered into a receivables and sale note payable agreement with a third party. The funded amount by the third party was $50,460, this amount is the purchase price less fees and is the net amount funded to the Company. This note will be paid back with 48 weekly installments of $1,332, for a total amount of $63,960 to be paid back. The note contains Original Issue Discount (OID) of $13,500 at issuance. As of December 31, 2022, the Company owed $29,316 on this note payable and the OID balance is $6,188, leaving a net balance of $23,128. The Company has recorded $7,313 as interest expense for the year ended December 31, 2022 related to this OID.  For the refinance terms in January of 2023 agreement, the Company funded amount by the third party was $98,500, this amount is the purchase price less fees and is the net amount funded to the Company. This note will be paid back with 60 weekly installments of $2,133, for a total amount of $128,000 to be paid back. This note contains Original Issue Discount (OID) of $29,500 at issuance. As of September 30, 2024, the Company paid this in full and owes $0 on this note payable and the OID balance.

F-13

NOTE 9 - CONVERTIBLE NOTES PAYABLE

On December 4, 2019, the Company entered into a convertible promissory note in the amount of $189,000, with an interest rate of 8% per annum and a maturity date of December 4, 2020. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. This note included an original discount fee of $9,000. At December 31, 2023 and 2022, balance on this debt discount was $0, respectively. The Company also issued 500,000 commitment shares valued at $25,000 on December 11, 2019 and recorded to debt discount. The Company amortized $1,712 for the year ended December 31, 2019, and $23,288 and $0 for the years ended December 31, 2020 and 2021 respectively. On January 23, 2024, the Company modified this note, along with several other Hillyer notes and advances, including accrued interest, to a new note maturing on December 31, 2024.

On January 17, 2020, the Company issued a convertible promissory note to The Hillyer Group Inc. in the amount of $157,500 with an interest rate of 8% per annum and a maturity date of January 17, 2021. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On January 17, 2019 the Company issued 400,000 shares of common stock in consideration for the execution of this note. These shares are restricted and subject to SEC Rule 144. These shares were valued at $20,000 included an original discount fee of $7,500, which was recorded to debt discount. The Company recorded $0 and $1,503 as interest expense related to this OID for the years ended December 31, 2023 and 2022, respectively.  On January 23, 2024, the Company modified this note, along with several other Hillyer notes and advances, including accrued interest, to a new note maturing on December 31, 2024.

On July 21, 2021, the Company issued a convertible promissory note to Hillyer Group LLC. in the amount of $26,250 with an interest rate of 8% per annum and a maturity date of July 21, 2022. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On July 21, the Company agreed to issue 60,000 shares of common stock in consideration for the execution of this note, which were subsequently issued on October 1, 2021. These shares are restricted and subject to SEC Rule 144. These shares were valued at $3,000 and recorded to debt discount. This note also included an original discount fee of $1,250 recorded to debt discount, the Company amortized $703 for the year ended December 31, 2022 leaving a balance of $0. The Company recorded $0 and $0 as interest expense related to this OID for September 30, 2024 and December 31, 2023, respectively.  On May 13, 2024, the debt holder exercised the convertible option on the note with an outstanding balance of $26,250 and accrued interest of $10,536 to 735,720 shares of common stock. The outstanding balance on the note was $0 as of September 30, 2024 as a result of the common stock conversion.

On September 16, 2021, the Company issued a convertible promissory note to Stout LLC. in the amount of $20,000 with an interest rate of 12% per annum and a maturity date of September 16, 2022. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 per share of common stock or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. The outstanding balance on the note was $20,000 as of September 30, 2024.  This note is in default and is accruing interest at the default rate of 18%.

On March 1, 2023, the Company entered into a convertible promissory note in the amount of $10,000 with an interest rate of 8% per annum and a maturity date of March 1, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.50 per share of common stock. The debt holder exercised the convertible option on the $10,000 note and converted the entire amount into 20,000 shares of the Company’s common stock.  This conversion was carried out per the terms of the agreement, as such no gain or loss was recorded on the transaction The outstanding balance on the note was $0 as of September 30, 2024 as a result of the common stock conversion.

On May 3, 2023, the Company entered into a convertible promissory note in the amount of $25,000 with an interest rate of 10% per annum and a maturity date of May 3, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock. The debt holder exercised the convertible option on the $25,000 note and converted the entire amount into 100,000 shares of the Company’s common stock.  This conversion was carried out per the terms of the agreement, as such no gain or loss was recorded on the transaction. The outstanding balance on the note was $0 as of September 30, 2024 as a result of the common stock conversion.

On May 15, 2023, the Company entered into a convertible promissory note in the amount of $50,000 with an interest rate of 10% per annum and a maturity date of May 15, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  On May 13, 2024, the debt holder exercised the convertible option on the $50,000 note along with $5,000 in accrued interest and converted the entire amount into 220,000 shares of the Company’s common stock.  This conversion was carried out per the terms of the agreement, as such no gain or loss was recorded on the transaction. The outstanding balance on the note was $0 as of September 30, 2024 as a result of the common stock conversion.

F-14

On May 16, 2023, the Company entered into a convertible promissory note in the amount of $50,000 with an interest rate of 10% per annum and a maturity date of May 16, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock. On May 13, 2024, the debt holder exercised the convertible option on the $50,000 note along with $5,000 in accrued interest and converted the entire amount into 220,000 shares of the Company’s common stock.  This conversion was carried out per the terms of the agreement, as such no gain or loss was recorded on the transaction. The outstanding balance on the note was $0 as of September 30, 2024 as a result of the common stock conversion.

On June 23, 2023, the Company entered into a convertible promissory note in the amount of $150,000 with an interest rate of 10% per annum and a maturity date of June 23, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  The outstanding balance on the note was $150,000 as of September 30, 2024.

On September 12, 2023, the Company entered into a convertible promissory note in the amount of $10,000 with an interest rate of 10% per annum and a maturity date of September 11, 2024. The note carried a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  This note was converted to 40,000 shares on September 25, 2023. The outstanding balance on the note was $0 as of September 30, 2024.

On November 1, 2023, the Company entered into a convertible promissory note in the amount of $25,000 with an interest rate of 10% per annum and a maturity date of January 2, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  On January 23, 2024, the Company modified this note, along with several other Hillyer notes and advances, including accrued interest, to a new note maturing on December 31, 2024.

On January 4, 2024, the Company entered into a convertible promissory note in the amount of $10,000 with an interest rate of 10% per annum and a maturity date of January 4, 2025. The note carried a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  This note was converted to 40,000 shares, as stated within the terms of the agreement. The outstanding balance on the note was $0 as of September 30, 2024.

On January 23, 2024, the Company modified and aggregated several Hillyer loans totaling $371,500, advances totaling $205,000 and accrued interest totaling $218,216 for an aggregate balance of $794,716 and extended the maturity to December 31, 2024. The Company issued 50,000 incentive shares valued at a debt discount of $5,000. The Company recognized $2,273 in amortization expense for the nine months ended September 30, 2024.

On January 30, 2024, the Company entered into a convertible promissory note in the amount of $25,000 with an interest rate of 10% per annum and a maturity date of January 30, 2025. The note carried a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  This note was converted to 100,000 shares, as stated within the terms of the agreement. The outstanding balance on the note was $0 as of September 30, 2024.

F-15

On February 28, 2024, the Company entered into a convertible promissory note in the amount of $50,000 with an interest rate of 12% per annum and a maturity date of February 28, 2025. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  On May 13, 2024, the debt holder exercised the convertible option on the $50,000 note and converted the entire amount into 200,000 shares of the Company’s common stock.  This conversion was carried out per the terms of the agreement, as such no gain or loss was recorded on the transaction. The outstanding balance on the note was $0 as of September 30, 2024 as a result of the common stock conversion.

On March 12, 2024, the Company entered into a convertible promissory note in the amount of $10,000 with an interest rate of 12% per annum and a maturity date of March 12, 2025. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  On May 13, 2024, the debt holder exercised the convertible option on the $10,000 note and converted the entire amount into 40,000 shares of the Company’s common stock.  This conversion was carried out per the terms of the agreement, as such no gain or loss was recorded on the transaction. The outstanding balance on the note was $0 as of September 30, 2024 as a result of the common stock conversion.

On March 15, 2024, the Company entered into a convertible promissory note in the amount of $10,000 with an interest rate of 12% per annum and a maturity date of March 15, 2025. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  The outstanding balance on the note was $10,000 as of September 30, 2024.

On April 5, 2024, the Company entered into a convertible promissory note in the amount of $100,000 with an interest rate of 12% per annum and a maturity date of April 5, 2025. The note carried a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  This note was converted to 400,000 shares, as stated within the terms of the agreement. The outstanding balance on the note was $0 as of September 30, 2024.

On April 24, 2024, the Company entered into a convertible promissory note in the amount of $40,000 with an interest rate of 12% per annum and a maturity date of April 24, 2025. The note carried a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  This note was converted to 160,000 shares, as stated within the terms of the agreement. The outstanding balance on the note was $0 as of September 30, 2024.

On May 24, 2024, the Company entered into a convertible promissory note in the amount of $100,000 with an interest rate of 12% per annum and a maturity date of May 24, 2025. The note carried a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  This note was converted to 400,000 shares, as stated within the terms of the agreement. The outstanding balance on the note was $0 as of September 30, 2024.

On June 19, 2024, the Company entered into a convertible promissory note in the amount of $10,000 with an interest rate of 12% per annum and a maturity date of June 19, 2025. The note carried a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  This note was converted to 40,000 shares, as stated within the terms of the agreement. The outstanding balance on the note was $0 as of September 30, 2024.

On July 1, 2024 and July 26, 2024, the Company received $75,000 and $50,000, respectively, related to a May 6, 2024 convertible promissory note with a third party. The note is for up to $160,000 with an interest rate of 12% per annum and a maturity date of November 5, 2024. The note shall be convertible into shares of common stock equal to 70% of the lowest closing price on the primary trading market on which the Company’s common stock is quoted for the last five (5) trading days immediately prior to but not including the conversion date, which is subject to a floor conversion price of $2.00 per share. The outstanding balance on the note is $125,000 as of September 30, 2024.

On August 21, 2024, the Company entered into a convertible promissory note in the amount of $100,000 with an interest rate of 12% per annum and a maturity date of August 20, 2025. The note carried a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  This note was converted to 100,000 shares, as stated within the terms of the agreement. The shares were issued on October 3, 2024. The outstanding balance on the note was $100,000 as of September 30, 2024.

Total interest expense including discount amortization on the above notes for September 30, 2024 and 2023 was $80,291 (including the finance lease interest on automobiles as referenced in Note 4) and $72,869, respectively.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

From time to time the Company is a party to various claims, lawsuits and other legal proceedings that arise in the ordinary course of business.  As of the date of this filing, the Company is not aware of any other material legal proceedings to which the Company or any of its subsidiaries is a party or to which any of our property is subject, other than as disclosed above.

NOTE 11 - CONCENTRATIONS

None

NOTE 12 - INVENTORY

During the quarter ending June 30, 2024, the Company wrote off $5,041 in damaged inventory. As of September 30, 2024 and December 31, 2023, the Company’s inventory was $25,761 and $30,802, respectively, which consisted of $25,761 and $30,802 in raw material, respectively and $0 in finished goods, respectively.

NOTE 13 - SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to September 30, 2024 through the date these consolidated financial statements were issued and has reported the following events:

On October 3, 2024, the Company converted a $100,000 convertible promissory note to 400,000 shares, as stated within the terms of the agreement.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Elite Performance Holdings, Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Elite Performance Holdings, Corp. (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit and has a net working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-17

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

As discussed in Note 2 to the financial statements, the Company had a going concern due to a working capital deficiency, and stockholders’ deficiency. Auditing management’s evaluation of a going concern can be a significant judgement given the fact that the Company uses manage estimates on future revenues and expenses, which are not able to be substantiated. To evaluate the appropriateness of the going concern, we examined and evaluated the financial information that was the initial cause along with management’s plans to mitigate the going concern and management’s disclosure of going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.

The Woodlands, Texas

May 13, 2024

F-18

Elite Performance Holding Corp.
Consolidated Balance Sheets

	December 31,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS
Cash	$52	$8,993
Accounts receivable	-	25,202
Inventory	30,802	178,003
Prepaid expenses	-	1,951
Total Current Assets	30,854	214,149

Property and equipment, net	38,484	49,485
Right of use asset	101,400	130,381
TOTAL ASSETS	$170,738	$394,015

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$879,943	$629,079
Accounts payable and accrued expenses related party	633,314	409,423
Accrued expenses	397,112	293,589
Lease liability - current	19,064	17,282
Notes payable, net of OID of $0 and $6,188, respectively	-	23,128
Advances	215,000	90,000
Convertible notes payable	820,250	545,250
Total Current Liabilities	2,964,683	2,007,751

Lease liability - long-term	76,930	95,993
PPP Loan	95,485	95,485
Total Long-Term Liabilities	172,415	191,478
Total Liabilities	3,137,098	2,199,229

Commitments and Contingencies	-	-

STOCKHOLDERS' DEFICIT
Preferred stock; $0.0001 par value, 35,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	1,000	1,000
Common stock; $0.0001 par value, 465,000,000 shares authorized, 130,397,550 and 127,881,300 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	13,040	12,788
Shares to be issued	50,000	50,000
Additional paid-in capital	5,759,788	5,473,417
Accumulated deficit	(8,790,188)	(7,342,419)
Total Stockholders' Deficit	(2,966,360)	(1,805,214)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$170,738	$394,015

The accompanying notes are an integral part of these consolidated financial statements

F-19

Elite Performance Holding Corp.
Consolidated Statements of Operations

	Years ended December 31,
	2023	2022

REVENUES	$40,210	$90,588
REVENUES – RELATED PARTIES	2,359	-
COST OF GOODS SOLD	155,804	126,586
GROSS LOSS	(113,235)	(35,998)

OPERATING EXPENSES
Legal and accounting	228,886	283,805
Advertising	65,169	310,767
Consulting	432,224	1,367,794
General and administrative	472,266	645,468
Total Operating Expenses	1,198,545	2,607,834

OPERATING LOSS	(1,311,780)	(2,643,832)

OTHER INCOME (EXPENSE)
Gain on debt forgiveness	-	6,000
Other income	12,673	-
Interest expense	(148,662)	(114,655)

Total Other Expense	(161,334)	(108,655)

NET LOSS	$(1,447,769)	$(2,752,487)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.01)	$(0.02)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	129,334,725	112,815,779

The accompanying notes are an integral part of these consolidated financial statements

F-20

Elite Performance Holding Corp.
Consolidated Statements of Stockholders’ Deficit
For the year ended December 31, 2023 and 2022

					Shares	Additional		Total
	Common Stock		Preferred Stock		to be	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	(Deficit)

Balance December 31, 2021	98,971,300	9,896	10,000,000	1,000	5,000	2,585,308	(4,589,932)	(1,988,728)

Reg D subscriptions	18,160,000	1,817	-	-	(5,000)	1,814,184	-	1,811,001
Shares issued for settlement of accounts payable	2,380,000	238	-	-	40,000	237,762	-	278,000
Shares issued for services	8,350,000	835	-	-	-	834,165	-	835,000
Shares issued in connection with convertible debt	20,000	2	-	-	-	1,998	-	2,000
Shares to be issued for Reg D subscriptions	-	-	-	-	10,000	-	-	10,000
Net loss	-	-	-	-	-	-	(2,752,487)	(2,752,487)

Balance December 31, 2022	127,881,300	$12,788	10,000,000	$1,000	$50,000	$5,473,417	$(7,342,419)	$(1,805,214)

Shares to be issued for Reg D subscriptions	730,000	73	-	-	-	72,927	-	73,000
Shares issued for services	1,570,000	157	-	-	-	156,843	-	157,000
Shares issued in connection with convertible debt	200,000	20	-	-	-	54,980	-	55,000
Shares issued as consideration for execution of promissory notes	16,250	2	-	-	-	1,621	-	1,623
Net loss	-	-	-	-	-	-	(1,447,769)	(1,447,769)

Balance December 31, 2023	130,397,550	$13,040	10,000,000	$1,000	$50,000	$5,759,788	$(8,790,188)	$(2,966,360)

The accompanying notes are an integral part of these consolidated financial statements

F-21

Elite Performance Holding Corp.
Consolidated Statements of Cash Flows

	Year ended December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(1,447,769)	$(2,752,487)
Items to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	25,513	9,559
Shares issued and to be issued for services	157,000	835,000
Shares issued in connection with convertible debt	-	2,000
Loss on inventory Write-down	(111,368)	-
Gain on debt forgiveness	-	(6,000)
Depreciation expense	11,001	5,515
Changes in operating assets and liabilities
(Increase) / decrease in accounts receivable	25,202	(25,202)
(Increase) / decrease in inventory	258,569	(169,584)
(Increase) / decrease in prepaid expenses	1,951	(1,951)
(Increase) / decrease in right of use assets	28,981	12,230
Increase in accounts payable - related party	443,391	95,574
Increase in accounts payable and accrued expenses	133,888	160,058
Net Cash Used in Operating Activities	(473,641)	(1,835,288)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(55,000)
Net Cash Used in Investing Activities	-	(55,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible debt	330,000	-
Proceeds from notes payable	98,500	50,460
Repayments of notes payable	(145,516)	(34,645)
Bank overdraft	998
Proceeds from sale of common stock	73,000	-
Payments on financing leases	(17,282)	(29,336)
Proceeds from advances	125,000	90,000
Proceeds from sale of stock	-	1,821,001
Net Cash Provided by Financing Activities	464,700	1,897,480

(Decrease) Increase in Cash	(8,941)	7,192

CASH AT BEGINNING OF YEAR	8,993	1,801

CASH AT END OF YEAR	52	$8,993

Supplemental Information:
Interest Paid	$27,707	$12,842
Taxes	$-	$-

Shares issued in conversion with convertible notes	$55,000	$-
Shares issued as debt issuance cost	$1,623	$-
Shares issued and to be issued for payment of accounts payable	$-	$140,000
Recognition of lease asset and lease liability	$-	$121,301

The accompanying notes are an integral part of these consolidated financial statements

F-22

Elite Performance Holding Corp.

Consolidated Notes to the Financial Statements

For the years ended December 31, 2023 and 2022

Note 1 - GENERAL

Business Overview

Elite Performance Holding Corporation (“EPH”) was formed on January 30, 2018 (inception) and is a holding company with anticipated holdings in companies centered on innovative and proprietary nutritional and dietary fitness enhancement products, that are in the sports performance, weight loss, nutritional, functional beverage, and energy markets.

On February 2, 2018, a contribution and assignment agreement was executed by Joseph Firestone and Jon McKenzie (collectively, the “Assignors”), and Elite Performance Holding Corp., a Nevada corporation (the “Assignee”). Whereas Firestone and McKenzie were the owners of 50,000,000 shares of common stock, $0.0001 par value, for a total of 100,000,000 shares of common stock (collectively, the “Shares”) of Elite Beverage International Corp., a Nevada corporation (the “Company”), which shares represented all authorized, issued and outstanding shares of the Company.

Elite Beverage International is a 100% wholly owned subsidiary of Elite Performance Holding Corp.

BYLT Performance, LLC is a wholly owned subsidiary of Elite Beverage International Corp. and currently holds all of the trademarks and intellectual property for the Company.

Our Products and Services

On August 01, 2020, the Company entered into an Exclusivity Agreement between its wholly owned subsidiary Elite Beverage International Corp. and Bruce Kneller for exclusive rights on a patent pending SmartCarb® technology (US Patent Application No. 16/785,498.) This Agreement gives the Company first right of refusal to purchase the technology upon issuance of its patent for 200,000 shares in the Company.

On September 29, 2021, the Company entered into an Agreement between its wholly owned subsidiary Elite Beverage International Corp. and Bruce Kneller for the transfer and assignment of the SmartCarb® technology (US Patent No. 11,103,522 issued August 31, 2021.) This Agreement gives the Company the intellectual property and patent ownership for 400,000 shares valued at $20,000 that were issued October 1, 2021. For the year ended December 31, 2021, an impairment loss of $20,000 was recognized on the Patent acquisition and recorded to other income (expense).

Note 2 -Organization and Significant Accounting Policies

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2023 the Company had an accumulated deficit of $8,790,188. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to generate profits from the Company’s future operations, identify future investment opportunities and obtain the necessary debt or equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the operations of the Company and its wholly-owned subsidiary, Elite Beverage International Corp.

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All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company’s consolidated financial statements are prepared using the accrual method of accounting and are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The Company has elected a calendar year-end.

Going concern

The Company’s consolidated financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has recently accumulated significant losses and has negative working capital. All of these items raise substantial doubt about its ability to continue as a going concern. Management’s plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Company’s ability to continue as a going concern are as follows:

The Company is currently trying to raise new debt or equity to set up and market its line of sports drinks. If the Company is not successful in the development and implementation of a concept which produces positive cash flows from operations, the Company may be forced to continue to raise additional equity or debt financing to fund its ongoing obligations or risk ceasing doing business.

There can be no assurance that the Company will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.

Cash and Cash Equivalents

We maintain the majority of our cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per commercial bank. For purposes of the statement of cash flows we consider all cash and highly liquid investments with initial maturities of one year or less to be cash equivalents.

Accounts Receivable

We grant credit to our customers located within the United States of America; and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us. As of December 31, 2023 and 2022, we had $0 and $25,202 in accounts receivable respectively. The allowance for doubtful trade receivables was $0 as of December 31, 2023 and 2022, respectively.

Inventory

Inventories are valued at the lower of weighted average cost or market value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. We make provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. During 2023, the Company wrote off approximately $111,000 of expired inventory. As of December 31, 2023 and 2022, the Company had $30,802 and $178,003 in inventory respectively.  We had no reserve for potentially obsolete inventory as of December 31, 2023 and 2022, respectively.

Prepaid Expenses

Prepaid expenses are expenditures that have not yet been consumed, and so are capitalized for a short period of time. They are initially recorded on the balance sheet as current assets, and are later charged to expense.  As of December 31, 2023 and 2022, we had $0 and $1,951 in prepaid expenses, respectively.

Basic and Diluted Loss Per Share

The Company presents both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company had net losses as of December 31, 2023 and 2022, so then diluted EPS excluded all dilutive potential shares in the diluted EPS because their effect is anti-dilutive. As of December 31, 2023, the Company had $820,250 in convertible notes plus accrued interest of $368,881 that may be converted into 19,154,465 shares of common stock. As of December 31, 2022, the Company had $545,250 in convertible notes plus accrued interest of $259,971 that may be converted into 16,104,420 shares of common stock.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

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Advertising

Advertising costs are expensed as incurred. For the years ended December 31, 2023 and 2022, we had $65,169 and $310,767 advertising expense, respectively.

Research and Development

Research and development costs are expensed as incurred. Research and development expenses primarily consist of salaries and benefits for research and development employees, stock-based compensation, consulting fees, lab supplies, and regulatory compliance costs. For the years ended December 31, 2023 and 2022, we had $0 research and development (R&D) expense, respectively.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The Company’s performance obligation is to deliver the product(s) per the contract and the obligation is met upon receipt of the product by the purchaser. Prices are predetermined plus applicable taxes and shipping costs. The Company’s main source of revenue comes from distributors, retail stores and gyms, and online sales primarily coming from the company website and Amazon. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience.

For the year ended December 31, 2023 and 2022, we had $42,569 and $90,588, respectively in revenue from the sale of our products.

Income Taxes

Federal Income taxes are not currently due since we have had losses since inception.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted.  Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The Company computes its income tax expense using a Federal Tax Rate of 21%.

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition.  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard required by ASC 740-10-25-5.

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

F-25

As of December 31, 2023 and 2022, we had a net operating loss carry-forward of approximately $8,789,000 and $7,342,000 and a deferred tax asset of approximately $1,846,000 and $1,542,000 using the statutory rate of 21%. The deferred tax asset may be recognized in future periods, not to exceed 20 years. However, due to the uncertainty of future events we have recorded a valuation allowance of approximately $1,846,000 and $1,542,000. FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2023 and 2022, the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

Net deferred tax assets consist of the following components as of December 31, 2023, and 2022:

	December 31, 2023	December 31, 2022
Deferred tax assets:
Deferred tax assets	$1,846,000	$1,542,000
Valuation allowance	(1,846,000)	(1,542,000)
Net deferred tax asset	$-	$-

Stock-Based Compensation

The Company records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718 “Stock Compensation” and are measured and recognized based on the fair value of the equity instruments issued.

Long Lived Assets

Periodically the Company assesses potential impairment of its long-lived assets, which include property, equipment and acquired intangible assets, in accordance with the provisions of ASC Topic 360, “Property, Plant and Equipment.” The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. For the years ended December 31, 2023 and 2022, we did not record any impairment on our previously announced Patent acquisition, resulting in no other income (expense) being recognized.

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Depreciation is recorded on the straight-line basis method over the estimated useful lives of the assets.

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Recently Issued Accounting Standards

We adopted the following ASUs during 2022, none of which had a material impact to our consolidated financial statements or financial statement disclosures:

ASU		Effective Date
2021-04	Issuer’s Accounting for Certain Modifications or Exchanges of Warrants	January 1, 2022
2021-05	Lessors - Certain Leases with Variable Lease Payments	January 1, 2022
2021-08	Business Combinations: Accounting for Contract Assets and Contract Liabilities from Contracts with Customers	January 1, 2022
2022-06	Reference Rate Reform: Deferral of the Sunset Date of Topic 848	December 21, 2022
2022-02	Financial Instruments – Credit Losses, Troubled Debt Restructurings and Vintage Disclosures	January 1, 2023

Accounting Standards Issued but Not Yet Adopted

All other ASUs issued but not yet adopted were assessed and determined to be either not applicable or are not expected to have a material impact on our consolidated financial statements or financial statement disclosures.

NOTE 3 - RELATED PARTY TRANSACTIONS

Accounts and Notes Payable related party

For the years ended December 31, 2023 and 2022, we had $36,000 and $36,000, respectively, in consulting expense to “I Know a Dude, Inc.” owned by Laya Clark. Mr. Clark is a member of our Board of Directors. As of December 31, 2023 and 2022, we had an outstanding balance due of $113,922 and $101,922, which is included in accounts payable related party.

For the years ended December 31, 2023 and 2022, we incurred $0 and $26,689, respectively, for un-reimbursed business expenses. As of December 31, 2023 and 2022, we had outstanding balances due to Joey Firestone of $26,689, respectively, for un-reimbursed business expenses. As of December 31, 2023 and 2022, we also had an outstanding balance due to Joey Firestone of $40,000 and $55,000, respectively, for consulting services, and $448,203 and $245,312 for salary, respectively, which is included in accounts payable related party.

For the years ended December 31, 2023 and 2022, we had $0 in accounting expense respectively to “The Mosely Group.” owned by Reesa McKenzie. Ms. McKenzie is the sister of Jon McKenzie. As of December 31, 2023 and 2022, we had an outstanding balance due of $4,500, respectively, which is included in accounts payable related party.

One February 1, 2021 the Company renewed the employment agreement with Joey Firestone with milestone performance bonuses in shares of restricted 144 stock.

On January 1, 2021, the Company entered into a royalty free trademark licensing agreement between Elite Beverage International Corp. and its subsidiary BYLT Performance LLC in consideration for 5,000,000 (valued at par $0.0001 per share) shares to be issued in the amount of $500 which were issued April 29, 2021.

On May 6, 2022, the Company entered into a lease agreement with its CEO, Joey Firestone, for three cargo vans to be used for delivery and distribution of its products. Mr. Firestone is the guarantor of these vehicles, which he acquired for the sole purpose of the operations of Elite Beverage International. Total initial payments for all three vehicles were $19,000. Each vehicle has a purchase option upon the completion of the lease agreement. See Note 4 for additional details.

For the years ended December 31, 2023 and 2022, the Company had $2,359 and $0, respectively, in revenue from related parties. In 2023, Joey Firestone’s mother purchased $2016.00 of products and Jon McKenzie’s wife purchased $343.00 of the Company’s product.

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NOTE 4 - LEASES

Our adoption of ASU 2016-02, Leases (Topic 842), and subsequent ASUs related to Topic 842, requires us to recognize substantially all leases on the balance sheet as an ROU asset and a corresponding lease liability. The new guidance also requires additional disclosures as detailed below. We adopted this standard on the effective date of January 1, 2019 and used this effective date as the date of initial application. Under this application method, we were not required to restate prior period financial information or provide Topic 842 disclosures for prior periods. We elected the ‘package of practical expedients,’ which permitted us to not reassess our prior conclusions related to lease identification, lease classification, and initial direct costs, and we did not elect the use of hindsight.

Lease ROU assets and liabilities are recognized at commencement date of the lease, based on the present value of lease payments over the lease term. The lease ROU asset also includes any lease payments made and excludes any lease incentives. When readily determinable, we use the implicit rate in determining the present value of lease payments. When leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the lease commencement date, including the lease term.

We recognized a $142,613 right-of-use asset and $142,613 in a related party lease liability for our finance leases. For our finance leases, the asset is included in other long-term assets on the balance sheet and is amortized within operating income over the lease term. The long-term component of the lease liability is included in other long-term liabilities, net, and the current component is included in other current liabilities.

On May 6, 2022, the Company entered into a lease agreement with its CEO, Joey Firestone, for three cargo vans to be used for delivery and distribution of its products. Mr. Firestone is the guarantor of these vehicles, which he acquired for the sole purpose of the operations of Elite Beverage International. The monthly payment for each vehicle is 66 months of $706 (APR 8.99%) (2019 Mercedes Sprinter Van), 72 months of $807 (APR9.95%) (2019 Ford Transit Van), and 72 months of $797. (APR 10.59%) (2020 Ford Transit Van) Each vehicle has a purchase option upon the completion of the lease agreement. Total initial payments were $19,000 for all three vehicles which was $9,000. $5,000, and $5,000 for each one, respectively.

The Company incurred amortization expense, which is included as part of selling, general and administrative expenses, of $23,410 and $12,232 plus interest expense of $10,007 and $5,832 during the years ended December 31, 2023 and 2022, respectively.

The tables below present financial information associated with our leases.

	Balance Sheet	December 31,	December 31,
	Classification	2023	2022

Right-of-use assets	Other long-term assets	$101,400	$130,381
Current lease liabilities	Other current liabilities	19,064	17,282
Non-current lease liabilities	Other long-term liabilities	76,930	95,993

As of December 31, 2023, our maturities of our lease liabilities are as follows:

December 31, 2023
Maturity of lease liabilities	Financing Leases
2024	27,717
2025	27,717
2026	27,717
2027	27,012
Thereafter	8,021
Total lease payments	$118,184
Less: Imputed interest	(22,190)
Present value of lease liabilities	$95,994

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NOTE 5 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment—at cost, less accumulated depreciation:

December 31, 2023
Trucks	55,000

Total cost	55,000

Less accumulated depreciation	(16,516)

Net, property and equipment	$38,484

Depreciation expense for the nine months ended December 31 2023 and 2022 was $11,001 and $5,515, respectively. The trucks are being depreciated over a useful life of 5 years.

NOTE 6 - COMMON STOCK AND COMMON STOCK WARRANTS

Common Stock

The Company had authorized a total of 400,000,000 shares of Common Stock, par value of $0.0001 as of December 31, 2017 for Elite Beverage International. However, Elite Performance Holding Corp. is now the successor company and as of December 31, 2022 there are 465,000,000 (Four Hundred Sixty-Five Million) shares authorized, par value of $0.0001, respectively.

On February 2, 2018, Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage International through a 1:2 common share exchange as follows: 50,000,000 common shares of Elite Performance Holding, Corp., in exchange for 100,000,000 common shares of Elite Beverage International, Inc.

Shares Registered in the S-1 Registration Statement

As of December 31, 2022, the Company has raised $1,250,000 (25,000,000 shares issued) through a registered offering for $1,250,000 which was registered with the SEC through an S1 registration statement which went effective on April 23, 2019.

Restricted Shares issued

In the year ended December 31, 2022, we issued 18,160,000 common subscription shares to accredited investors for subscription agreements in the amount of $1,811,001.  In the year ended December 31, 2022, we have also received $10,000 for shares to be issued to accredited investors for subscription agreements.

In the year ended December 31, 2022, we issued 8,350,000 shares for services in the amount of $835,000 valued at $0.10 per share.

In the year ended December 31, 2022, we recognized $238,000 in shares issued and $40,000 in shares to be issued for settlement of accounts payable valued at $0.10 per share for a total of 2,780,000 shares.

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In the year ended December 31, 2022, we issued 20,000 shares in connection with a convertible note in the amount of $2,000 valued at $0.10 per share. The $2,000 was expensed in the year ended December 31, 2022.

For the year ended December 31, 2023, we issued (to be issued) shares for subscriptions:

100,000 shares in connection with our Regulation D offering in the amount of $10,000 valued at $0.10 per share.

500,000 shares in connection with our Regulation D offering in the amount of $50,000 valued at $0.10 per share.

90,000 shares issued in connection with our Regulation D offering in the amount of $9,000 valued at $0.10 per share.

40,000 shares issued in connection with our Regulation D offering in the amount of $4,000 valued at $0.10 per share.

For the year ended December 31, 2023, we issued (to be issued) shares for services:

250,000 shares issued in the amount of $25,000 valued at $0.10 per share for consulting services.

100,000 shares issued in the amount of $10,000 valued at $0.10 per share for consulting services.

30,000 shares issued in the amount of $3,000 valued at $0.10 per share for consulting services.

30,000 shares issued in the amount of $3,000 valued at $0.10 per share for consulting services.

500,000 shares issued in the amount of $50,000 valued at $0.10 per share were issued for consulting services.

100,000 shares issued in the amount of $10,000 valued at $0.10 per share were issued for consulting services.

10,000 shares issued in the amount of $1,000 valued at $0.10 per share were issued for consulting services.

500,000 shares issued in the amount of $50,000 valued at $0.10 per share were issued for consulting services.

50,000 shares issued in the amount of $5,000 valued at $0.10 per share were issued for consulting services.

For the year ended December 31, 2023, we issued (to be issued) shares for the conversion of convertible notes payable.

40,000 shares issued in the amount of $10,000 valued at $0.25 per share were issued for the conversion of $10,000 principal of a convertible note payable made within the terms of the agreement and no gain or loss results from it. In addition, the Company issued 10,000 shares valued at $0.10 per share as consideration upon the execution of this agreement.

20,000 shares issued in the amount of $10,000 valued at $0.50 per share were issued for the conversion of $10,000 principal of a convertible note payable made within the terms of the agreement and no gain or loss results from it.

100,000 shares issued in the amount of $25,000 valued at $0.25 per share were issued for the conversion of $25,000 principal of a convertible note payable made within the terms of the agreement and no gain or loss results from it. In addition, the Company issued 6,250 shares valued at $0.10 per share as consideration upon the execution of this agreement.

40,000 shares issued in the amount of $10,000 valued at $0.25 per share were issued for the conversion of $10,000 principal of a convertible note payable made within the terms of the agreement and no gain or loss results from it.

As of December 31, 2023 we had 130,397,550 common shares outstanding.

Common Stock Warrants

None.

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NOTE 7 - PREFERRED STOCK

The Company has authorized a total of 35,000,000 Shares of Preferred Stock, $0.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors.  As of December 31, 2017, Elite Beverage International Corp had issued 10,000,000 Shares of Preferred Stock, designated as series A “Cumulative Preference ‘A’”, for $1,000.

10,000,000 Series A preferred which carries super voting rights. Each preferred share carries 20 votes.

On February 2, 2018 Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage International through a 1:1 preferred share exchange as follows. 10,000,000 Series A preferred shares of Elite Performance Holdings Corp. in exchange for 10,000,000 Series A preferred shares of Elite Beverage International Inc.

On March 3, 2023, Jon McKenzie transferred his ownership of 5,000,000 Series A Preferred shares with super voting rights to Chairman and CEO Joey Firestone.

NOTE 8 - NOTE PAYABLE

On April 30, 2020 Elite Beverage International was approved for a loan for $201,352 through the Payment Protection Program (PPP) with an interest of 0.98% per annum and a maturity date of April 23, 2022. Forgiveness in the amount of $105,867 was given on September 2, 2021, which was recorded as a gain on forgiveness on debt in the statement of operations. As of February 9, 2022, The SBA has paid off the balance of the PPP loan with the lender. The Company is waiting for formal confirmation from the SBA on the status of the loan balance and once received will record the forgiveness of the debt. On the PPP loan, interest expense was $3,826 for the year ended December 31, 2023 and $2,871 for the year ended December 31, 2022, respectively. The balance of this PPP loan is $95,485 as of December 31, 2023 and 2022, respectively.

During the years ended December 31, 2023 and 2022, the Company entered into non-convertible, non-interest bearing advances for $90,000, $50,000 and $75,000, respectively from a third party and the monies will be paid back over the course of the next 12 months.  As of December 31, 2023 and 2022, the balance of this advance is $215,000 and $140,000, respectively.

F-31

In January of 2023, the Company entered into a refinance agreement with a third party that held the original agreement on July of 2022.  In July of 2022, the Company entered into a receivables and sale note payable agreement with a third party. The funded amount by the third party was $50,460, this amount is the purchase price less fees and is the net amount funded to the Company. This note will be paid back with 48 weekly installments of $1,332, for a total amount of $63,960 to be paid back. The note contains Original Issue Discount (OID) of $13,500 at issuance. As of December 31, 2022, the Company owed $29,316 on this note payable and the OID balance is $6,188, leaving a net balance of $23,128. The Company has recorded $7,313 as interest expense for the year ended December 31, 2022 related to this OID.  For the refinance terms in January of 2023 agreement, the Company funded amount by the third party was $98,500, this amount is the purchase price less fees and is the net amount funded to the Company. This note will be paid back with 60 weekly installments of $2,133, for a total amount of $128,000 to be paid back. This note contains Original Issue Discount (OID) of $29,500 at issuance. As of December 31, 2023, the Company paid this in full and owes $0 on this note payable and the OID balance.

NOTE 9 - CONVERTIBLE NOTES PAYABLE

On January 7, 2019, we issued a convertible promissory note to David Stoccardo in the amount of $157,500 with an interest rate of 8% per annum and a maturity date of January 8, 2020. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On January 17, 2019 the Company issued 400,000 shares of common stock in consideration for the execution of this note. These shares are restricted and subject to SEC Rule 144. These shares were valued at $20,000. This note also included an original discount fee of $7,500 and had an outstanding balance of $0 as of December 31, 2022. On May 14, 2019 we paid $5,000 of principal on this note and as of December 31, 2023 and 2022, the outstanding balance was $152,500, respectively. On March 28, 2019 the Company issued David Stoccardo an additional convertible promissory note in the amount of $7,875, with the same terms as his convertible note issued on January 7, 2019 and it was fully satisfied as of December 31, 2022.  On July 5, 2022, the Company issued 20,000 shares to this note holder and recorded $2,000 as additional interest expense for these shares, valued at $0.10 per share. The $2,000 of additional interest expense was expensed in the year ended December 31, 2022. The balance of this note as of December 31, 2023 and 2022 is $0, respectively.

On December 4, 2019, we entered into a convertible promissory note in the amount of $189,000, with an interest rate of 8% per annum and a maturity date of December 4, 2020. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. This note included an original discount fee of $9,000. At December 31, 2023 and 2022, balance on this debt discount was $0, respectively. We also issued 500,000 commitment shares valued at $25,000 on December 11, 2019 and recorded to debt discount. We amortized $1,712 for the year ended December 31, 2019, and $23,288 and $0 for the years ended December 31, 2020 and 2021 respectively. The outstanding balance on this note as of December 31, 2023 and 2022 was $189,000, respectively. This note is in default and is accruing interest at the default rate of 18%.

On January 17, 2020 we issued a convertible promissory note to The Hillyer Group Inc. in the amount of $157,500 with an interest rate of 8% per annum and a maturity date of January 17, 2021. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On January 17, 2019 the Company issued 400,000 shares of common stock in consideration for the execution of this note. These shares are restricted and subject to SEC Rule 144. These shares were valued at $20,000 included an original discount fee of $7,500, which was recorded to debt discount. The Company recorded $0 and $1,503 as interest expense related to this OID for the years ended December 31, 2023 and 2022, respectively.  The convertible note had an outstanding balance of $157,500 as of December 31, 2023 and December 31, 2022, respectively. This note is in default and is accruing interest at the default rate of 18%.

On July 21, 2021 we issued a convertible promissory note to Hillyer Group LLC. in the amount of $26,250 with an interest rate of 8% per annum and a maturity date of July 21, 2022. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On July 21, we agreed to issue 60,000 shares of common stock in consideration for the execution of this note, which were subsequently issued on October 1, 2021. These shares are restricted and subject to SEC Rule 144. These shares were valued at $3,000 and recorded to debt discount. This note also included an original discount fee of $1,250 recorded to debt discount, we amortized $703 for the year ended December 31, 2022 leaving a balance of $0. The Company recorded $0 and $620 as interest expense related to this OID for the years ended December 31, 2023 and 2022, respectively.  The outstanding balance on the note was $26,250 as of December 31, 2023 and 2022, respectively. This note is in default and is accruing interest at the default rate of 18%.

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On September 16, 2021 we issued a convertible promissory note to Stout LLC. in the amount of $20,000 with an interest rate of 12% per annum and a maturity date of September 16, 2022. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 per share of common stock or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. The outstanding balance on the note was $20,000 as of December 31, 2023 and December 31, 2022, respectively.  This note is in default and is accruing interest at the default rate of 18%.

On March 1, 2023 we entered into a convertible promissory note in the amount of $10,000 with an interest rate of 8% per annum and a maturity date of March 1, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.50 per share of common stock. The debt holder exercised the convertible option on the $10,000 note and converted the entire amount into 20,000 shares of the Company’s common stock.  This conversion was carried out per the terms of the agreement, as such no gain or loss was recorded on the transaction The outstanding balance on the note was $0 as of December 31, 2023 as a result common stock conversion occurred.

On May 3, 2023 we entered into a convertible promissory note in the amount of $25,000 with an interest rate of 10% per annum and a maturity date of May 3, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock. The debt holder exercised the convertible option on the $25,000 note and converted the entire amount into 100,000 shares of the Company’s common stock.  This conversion was carried out per the terms of the agreement, as such no gain or loss was recorded on the transaction The outstanding balance on the note was $0 as of December 31, 2023 as a result common stock conversion occurred.

On May 15, 2023 we entered into a convertible promissory note in the amount of $50,000 with an interest rate of 10% per annum and a maturity date of May 15, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock, which debt holder did not opt in.  The outstanding balance on the note was $50,000 as of December 31, 2023.

On May 16, 2023 we entered into a convertible promissory note in the amount of $50,000 with an interest rate of 10% per annum and a maturity date of May 16, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  The outstanding balance on the note was $50,000 as of December 31, 2023.

On June 23, 2023 we entered into a convertible promissory note in the amount of $150,000 with an interest rate of 10% per annum and a maturity date of June 23, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  The outstanding balance on the note was $150,000 as of December 31, 2023.

On September 12, 2023, we entered into a convertible promissory note in the amount of $10,000 with an interest rate of 10% per annum and a maturity date of September 11, 2024. The note carried a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  This note was converted to 40,000 shares on September 25, 2023. The outstanding balance on the note was $0 as of December 31, 2023.

On November 1, 2023 we entered into a convertible promissory note in the amount of $25,000 with an interest rate of 10% per annum and a maturity date of January 2, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  The outstanding balance on the note was $25,000 as of December 31, 2023. On January 23, 2024, the Company modified and aggregated this loan, along with other loans, advances and accrued interest totaling approximately $790,000 and extended the maturity to December 31, 2024.

On November 30, 2023, we entered into a convertible promissory note in the amount of $10,000 with an interest rate of 10% per annum and a maturity date of November 30, 2024. The note carried a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.25 per share of common stock.  This note was converted to 40,000 shares on December 15, 2023. The outstanding balance on the note was $0 as of December 31, 2023.

Total interest expense including discount amortization on the above notes for the years ended December 31, 2023 and 2022 was $148,037 (including the finance lease interest on automobiles as referenced in Note 4) and $114,655, respectively.

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NOTE 10 - COMMITMENTS AND CONTINGENCIES

From time to time we are a party to various claims, lawsuits and other legal proceedings that arise in the ordinary course of business.  As of the date of this filing, we are not aware of any other material legal proceedings to which we or any of our subsidiaries is a party or to which any of our property is subject, other than as disclosed above.

NOTE 11 - CONCENTRATIONS

Concentration of Major Customers

For the year ended December 31, 2023, the Company received approximately 32% of its revenue from online sales.

As of December 31, 2023, the Company’s trade accounts receivables were $0. For the year ended December 31, 2023, the Company received approximately 32% of its revenue from online sales and 1 customer accounted for 60% of total revenue.

As of December 31, 2022, the Company’s trade accounts receivables were $25,202 and 1 customer accounted for 90% of the trade accounts receivable balance. For the year ended December 31, 2022, the Company received approximately 23% of its revenue from online sales and 1 customer accounted for 15% of total revenue.

NOTE 12 - INVENTORY

As of December 31, 2023, the Company’s inventory was $30,802, which consisted of $30,802 in raw material and $0 in finished goods.

As of December 31, 2022, the Company’s inventory was $178,003, which consisted of $46,740 in raw material and $131,263 in finished goods.

NOTE 13 – OTHER INCOME

On January 10, 2022 (the “effective date”), the Company entered into a settlement agreement with a third party related to patent infringement. The term of this settlement agreement is from the effective date and terminates on December 31, 2023 (the “termination date”). The third party will pay a 7% royalty fee to the Company on the sale of its products through the termination date. For the year ended December 31, 2023 and since the effective date of this agreement, the Company recorded $11,735 in other income related to the royalty fees.

NOTE 14 - SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to December 31, 2023 through the date these consolidated financial statements were issued and has reported the following events:

On January 23, 2024, the Company modified and aggregated multiple loans, advances and accrued interest totaling approximately $790,000.

From January 1, 2024 to May 10, 2024, the Company has issued a total of 860,000 shares of common stock. Issuances were a combination of restricted shares issued to consultants, endorsing athletes and commitment shares.

From January 1, 2024 to May 10, 2024, the Company issued 140,000 shares of common stock to for convertible notes that were converted to shares for outstanding debt of $35,000.

On March 1, 2024, it was determined that in the best interests of the Company to reduce the total outstanding shares of common stock and Jon Mckenzie retired fifteen million shares of common stock back to the company at no fee and Joey Firestone retired ten million shares of common stock back to the Company at no fee.

As of May 10, 2024, there were 106,397,550 shares of the registrant’s common stock, $0.0001 par value, issued and outstanding.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

Amount to be paid
SEC registration fee	$1,143
FINRA filing fee	$2,750
Accounting fees and expenses	$55,000
Legal fees and expenses	$190,000
Printing and engraving expenses	$23,000
Transfer agent and registrar fees	$4,500
Miscellaneous	$20,000
Total	$296,393

Item 14. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee, or agent may be indemnified against expenses, fines, settlements, or judgments arising in connection with a legal proceeding to which such person is a party if that person’s actions were in good faith, were believed to be in or not opposed to our best interest, and were not unlawful. Nevada law requires that we indemnify any director, officer, employee, or agent who is successful on the merits or otherwise in defense of any such legal proceeding. Our Bylaws require that we advance the expenses directors or officers incur in defending any civil or criminal action, suit, or proceeding as they are incurred upon receipt of an undertaking by the indemnitee to repay all amounts so advanced if it is determined by final judicial decision that the indemnitee is not entitled to indemnification.

Indemnification may also be granted pursuant to the terms of agreements that may be entered into in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance that protects our officers and directors against liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

To the maximum extent permitted by law, our Articles of Incorporation eliminate or limit the liability of our directors to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director.

In the future, we may enter into separate indemnification agreements with our directors and officers. Each indemnification agreement may provide, among other things, for indemnification to the fullest extent permitted by law and our articles of incorporation and bylaws against expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our articles of incorporation and bylaws.

We are in the process of obtaining standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments that we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, will provide for indemnification, under certain circumstances, by the underwriter of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

During the period from January 1, 2023 through December 31, 2023, we issued securities which were not registered under the Securities Act and not previously disclosed in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering:

As of December 31, 2023 to April 15, 2024, the Company has issued a total of 1,000,000 shares of common stock. Issuances were a combination of shares issued for debt, and restricted shares issued to consultants, endorsing athletes and debt conversion.

Restricted Shares issued and to be issued

On January 17, 2020, we entered into a convertible promissory note in the amount of $157,000, with an OID of $7,500 which was recorded and debt discount and on February 12, 2020, we issued 400,000 shares of our common stock for a commitment fee valued at $20,000 which was recorded to debt discount. These shares are restricted and subject to SEC Rule 144.

On October 22, 2018, we received $2,000 for a subscription for 40,000 shares of common stock. These shares were issued in 2019 and are reflected in the Company’s current shares outstanding.

In 2020, we issued 19,254,000 common subscription shares to accredited investors for stock payable in the amount of $962,700.

In 2020, we issued 10,000 common shares for services valued at $500 to a consultant

As of December 31, 2020, we had 276,060 shares to be issued in the amount of $13,803 from licensing fees and services rendered

In 2020, we issued 400,000 of common shares for financing fees in the amount of $20,000

On June 26, 2019, First Fire elected to convert the remaining balance of $124,715 of the note dated December 10, 2018 for restricted shares at $.05 a share thereby retiring the original note in full, and 2,494,300 shares were issued on July 3, 2019. No gain or loss was recorded on the conversion as the transaction was performed within the terms of the convertible note.

On February 19, 2020, we issued 100,000 shares of our Common Stock for services (consulting and advertising) valued at $5,000.

On June 12, 2020, we issued 50,000 shares of our Common Stock for services (consulting and advertising) valued at $2,500.

On August 01, 2020, the Company entered into an Exclusivity Agreement between its wholly owned subsidiary Elite Beverage. and Bruce Kneller for exclusive rights on a patented SmartCarb® technology (US Patent Application No. 16/785,498.) This Agreement gives the Company first right of refusal to purchase the technology upon issuance of its patent for 200,000 (valued at $.05 per share) shares to be issued in the amount of $10,000, which were issued April 20, 2021. As of December 31, 2020 the Company elected to impair the license by $10,000 for a net balance of $0.

As of December 31, 2020, we had consulting agreements that had shares to be issued, for a total of 276,060 shares. The vesting expense for these shares was $13,803 for the year ended December 31, 2020. These shares were not issued as of September 30, 2021, and are reflected as shares to be issued.

On January 1, 2021, the Company entered into a royalty free trademark licensing agreement between Elite Beverage and its subsidiary BYLT Performance LLC in consideration for 5,000,000 (valued par at $.0001 per share) shares in the amount of $500 which were issued April 29, 2021.

On January 21, 2021 we issued 4,176,000 common subscription shares to accredited investors in the amount of $208,800.

In 2021, we issued 3,287,000 shares of our Common Stock for services (consulting and advertising) valued at $160,547.

On October 1, 2021, we issued 60,000 shares of our Common Stock for a commitment fee valued at $3,000.

On October 1, 2021, we issued 400,000 shares of our Common Stock for patent acquisition valued at $20,000. For the year ended December 31, 2021, an impairment loss of $20,000 was recognized on this patent acquisition and recorded to other income (expense).

In November of 2021 we issued 1,110,000 shares of our Common Stock for our Regulation D offering valued at $111,000.

In the year ended December 31, 2022, we issued 18,160,000 common subscription shares to accredited investors for subscription agreements in the amount of $1,811,001.

In the year ended December 31, 2022, we issued 8,350,000 shares for services in the amount of $835,000 valued at $0.10 per share.

In the year ended December 31, 2022, we recognized $238,000 in shares issued and $40,000 in shares to be issued for settlement of accounts payable valued at $0.10 per share for a total of 2,780,000 shares.

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In the year ended December 31, 2022, we issued 20,000 shares in connection with a convertible note in the amount of $2,000 valued at $0.10 per share.

In the year ended December 31, 2023, we issued 1,570,000 shares for services in the amount of $157,000 valued at $0.10 per share.

In the year ended December 31, 2023, we issued 200,000 common shares to accredited investors for notes in the amount of $55,000.

In the year ended December 31, 2023, we issued 730,000 common subscription shares to accredited investors for subscription agreements in the amount of $73,000.

In the year ended December 31, 2023, we issued 16,250 common shares in the amount of $1,625 as debt issuance cost.

For the six months ended June 30, 2024, the Company issued 980,000 shares in the amount of $98,000 valued at $0.10 per share for consulting services.

For the six months ended June 30, 2024, the Company issued 2,555,720 shares in the amount of $491,786 valued at $0.25 per share were issued for the conversion of $491,786 principal and accrued interest of convertible notes payable made within the terms of the agreement and no gain or loss results from it.

On January 23, 2024, the Company issued 50,000 shares to Hillyer in the amount of $5,000 valued at $0.10 per share as incentive in relation to the consolidation and modification of various notes, accrued interest and advances.

On March 1, 2024, it was determined that in the best interests of the Company to reduce the total outstanding shares of Common Stock and Jon Mckenzie retired fifteen million shares of Common Stock back to the Company at no fee and Joey Firestone retired ten million shares of Common Stock back to the Company at no fee.

On April 26, 2024, the Company issued 18,000 shares in the amount of $1,800 valued at $0.10 per share to a related party in relation to an accounts payable balance totaling $4,500. The remaining difference was recorded as other income.

On August 12, 2024, the Company issued 40,000 shares to a consultant decreasing an accounts payable balance by $10,000. A balance of $2,925 still remains. No gain or loss on settlement of account payable was recorded.

As of September 30, 2024, the Company had 10,908,127 common shares outstanding.

Common Stock Warrants

On March 18, 2024, the Company issued High Creek Ventures 400,000 five year warrants exercisable at $2.00 valued at $39,297 for consulting services. The Company used a Black-Scholes option pricing model with the following assumptions: stock price of $0.10 per share, volatility of 236%, expected term of 5 years, and a risk free interest rate of 4.36%.

On May 6, 2024, the Company issued Greentree Financial 160,000 five year warrants exercisable at $2.00 valued at $19,855 for services. The Company used a Black-Scholes option pricing model with the following assumptions: stock price of $0.10 per share, volatility of 236%, expected term of 5 years, and a risk free interest rate of 4.72%.

On August 20, 2024, the Company issued 100,000 five year warrants exercisable at $2.00 valued at $9,991 as part of a convertible note issued. The Company used a Black-Scholes option pricing model with the following assumptions: stock price of $0.10 per share, volatility of 329%, expected term of 5 years, and a risk free interest rate of 3.69%.

Preferred Stock

The Company has authorized a total of 35,000,000 Shares of Preferred Stock, $0.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors. As of December 31, 2017, Elite Beverage had issued 10,000,000 Shares of Preferred Stock, designated as series A “Cumulative Preference ‘A’, for $1,000.

10,000,000 Series A preferred which carries super voting rights. Each preferred share carries 20 votes.

On February 2, 2018 Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage through a 1:1 preferred share exchange as follows. 10,000,000 Series A preferred shares of Elite Performance Holding Corp. in exchange for 10,000,000 Series A preferred shares of Elite Beverage.

On March 3, 2023, Jon McKenzie transferred his ownership of 5,000,000 Series A Preferred shares with super voting rights to Chairman and CEO Joey Firestone.

Unless otherwise stated above, the issuances of these securities were made in reliance upon exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D and/or Regulation S thereunder for the offer and sale of securities not involving a public offering.

No underwriter was engaged in connection with the foregoing sales of securities. The Company has reason to believe that all of the foregoing purchasers were familiar with or had access to information concerning the operations and financial condition of the Company, and all of those individuals or entities purchasing securities represented that they were accredited investors, acquiring the shares for investment and without a view to the distribution thereof. At the time of issuance, all of the foregoing securities were deemed to be restricted securities for purposes of the Securities Act and the certificates representing such securities bore legends to that effect.

II-3

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Articles of Incorporation of Elite Beverage International Corp., as amended, (previously filed as an exhibit to the S-1/A filed on October 2, 2018)
3.2	Articles of Incorporation of Registrant, as amended, (previously filed as an exhibit to the S-1/A filed on October 2, 2018)
3.3	Bylaws of Registrant, (previously filed as an exhibit to the S-1/A filed on October 2, 2018)
4.1	Form of Representative’s Warrant (included in Exhibit 1.1)
5.1	Opinion of Matheau J. W. Stout, Esq*
10.1	Contribution and Assignment Agreement dated February 2, 2018, (previously filed as an exhibit to the S-1/A filed on October 2, 2018)
10.2	Ingredient Studies (previously filed as an exhibit to the S-1/A filed on January 30, 2019)
10.3	GBS Growth Partners Documentation (previously filed as an exhibit to the S-1/A filed on January 30, 2019)
10.4	Limited Exclusivity Agreement dated September 1, 2018 (previously filed as an exhibit to the S-1/A filed on October 2, 2018)
10.5	Employment Agreement between the Registrant and Joey Firestone dated February 1, 2024 †
10.6	Employment Agreement between the Registrant and Joey Firestone (previously filed as an exhibit to the S-1/A filed on January 30, 2019) †
10.7	Form of Employment Agreement between the Registrant and David Sandler dated September 15, 2024 †
10.8	Form of Employment Agreement between the Registrant and Marc Zamora dated January 15, 2025 †
10.9	Form of Employment Agreement between the Registrant and Andrew Garven dated September 15 , 2024 †
10.10	Term Sheet dated January 9,2019 (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.11	Convertible Note dated January 9, 2019 (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.12	Board minutes dated January 3, 2019 (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.13	SPA dated December 10, 2019 (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.14	Convertible Note dated December 10, 2018 (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.15	Board minutes dated December 9, 2018 (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.16	Advisory Service Agreement (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.17	US Patent 11,103,522
10.18	Service Agreement between the Company and Greentree Financial Group, Inc. dated March 18, 2024*
10.19	Service Agreement between the Company and High Creek Ventures, LLC dated March 18, 2024*
10.20	Bridge Loan Agreement between the Company and Blaise Cotogno dated August 21, 2024*
14.1	Code of Ethics and Business Conduct
14.2	Equity Incentive Plan
21.1	List of Subsidiaries
23.1	Consent of M&K CPAS, PLLC*
23.2	Consent of Matheau J. W. Stout, Esq. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nomination & Corporate Governance Committee Charter
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107	Filing Fee Table*

_____________________________

†	Executive compensation plan or arrangement.
*	Filed herewith.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)

That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(i)

For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii)

For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida, on February 12, 2025.

Elite Performance Holding Corp..

By:	/s/ Joey Firestone
Name:	Joey Firestone
Title:	Chief Executive Officer, Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Joey Firestone as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new Registration Statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joey Firestone	Chief Executive Officer and Chairman of the Board	February 12, 2025
Joey Firestone	(Principal Executive Officer)

/s/ Marc Zamora	Chief Financial Officer	February 12, 2025
Marc Zamora	(Principal Financial and Accounting Officer)

/s/ David Sandler	Director	February 12, 2025
David Sandler

/s/ Andrew Garven	Director	February 12, 2025
Andrew Garven

/s/ Jack Brennan	Director	February 12, 2025
Jack Brennan

/s/ Andre L. Johnson	Director	February 12, 2025
Andre L. Johnson

/s/ Randy Smith	Director	February 12, 2025
Randy Smith

/s/ Keighley Murray	Director	February 12, 2025
Keighley Murray

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